CONSENSUSDOCS 415

STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER

(Where the Basis of Payment is a Lump Sum Based on an Owner's Program Including Schematic Design Documents)

This document was developed through a collaborative effort of organizations representing a wide cross-section of the design and construction industry. The organizations endorsing this document believe it represents a fair allocation of risk and responsibilities for all project participants.

Endorsing organizations recognize that this document must be reviewed and adapted to meet specific needs and applicable laws. This document has important legal and insurance consequences. You are encouraged to consult legal, insurance and surety advisors before completing or modifying this document. The software includes a notes section indicating where information is to be inserted to complete this document. Further information and endorsing organizations' perspectives are available at www.consensusdocs.org/guidebook.
TABLE OF ARTICLES
1.AGREEMENT
2.GENERAL PROVISIONS
3.DESIGN-BUILDER'S RESPONSIBILITIES
4.OWNER'S RESPONSIBILITIES
5.SUBCONTRACTS
6.CONTRACT TIME

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

7.CONTRACT PRICE
8.CHANGES IN THE WORK
9.PAYMENT
10.INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGATION
11.SUSPENSION AND TERMINATION OF THE AGREEMENT AND OWNER'S RIGHT TO PERFORM DESIGN-BUILDER'S RESPONSIBILITIES
12.DISPUTE RESOLUTION
13.MISCELLANEOUS PROVISIONS
14.EXISTING CONTRACT DOCUMENTS
This Agreement has important legal and insurance consequences. Consultations with an attorney and with insurance and surety consultants are encouraged with respect to its completion or modification. Notes indicate where information is to be inserted to complete this Agreement.
ARTICLE 1
AGREEMENT

This Agreement is made this 30th Day of May in the year 2013, by and between the
OWNER

NEWLINK GENETICS CORPORATION

2503 South Loop Drive, Suite 5100

Ames, Iowa 50010
and the

DESIGN-BUILDER
STORY CONSTRUCTION CO.
300 South Bell Avenue
Ames, Iowa 50010
for services in connection with the following
PROJECT
Remodel approximately 11,700 sq. ft. of existing Manufacturing and Quality Control space (Phase 1 and 2) in Building 5 at the Iowa State University Research Park.

Notice to the Parties shall be given at the above addresses.

ARTICLE 2
GENERAL PROVISIONS

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

2.1 TEAM RELATIONSHIP The Owner and the Design-Builder agree to proceed with the Project on the basis of trust, good faith and fair dealing. The Design-Builder agrees to procure the architectural and engineering services set forth below, and to furnish construction and administration of the Work.
2.1.1    The Design-Builder represents that it is an independent contractor and that it is familiar with the type of work it is undertaking.
2.1.2    Neither the Design-Builder nor any of its agents or employees shall act on behalf of or in the name of the Owner unless authorized in writing by the Owner's Representative.
2.1.3    The Owner and the Design-Builder shall perform their obligations with integrity, ensuring at a minimum that:
2.1.3.1    conflicts of interest shall be avoided or disclosed promptly to the other Party; and
2.1.3.2    The Design-Builder and the Owner warrant that they have not and shall not pay nor receive any contingent fees or gratuities to or from the other Party, including their agents, officers and employees, Subcontractors or others for whom they may be liable, to secure preferential treatment.

2.2    DESIGN PROFESSIONAL Architectural and engineering services shall be procured from licensed, independent design professionals retained by the Design-Builder or furnished by licensed employees of the Design-Builder, or as permitted by the law of the state where the Project is located. The person or entity providing architectural and engineering services shall be referred to as the Design Professional. If the Design Professional is an independent design professional, the architectural and engineering services shall be procured and payments shall be made pursuant to a separate agreement between the Design-Builder and the Design Professional. The Design Professional for the Project is Story Design Ltd.

2.3    EXTENT OF AGREEMENT This Agreement is solely for the benefit of the Parties, represents the entire and integrated agreement between the Parties, and supersedes all prior negotiations, representations or agreements, either written or oral. The Owner and the Design-Builder agree to look solely to each other with respect to the performance of the Agreement. The Agreement and each and every provision is for the exclusive benefit of the Owner and the Design-Builder and not for the benefit of any third party nor any third party beneficiary, except to the extent expressly provided in the Agreement.

2.4	DEFINITIONS
2.4.1    The Contract Documents consist of:
a.Change Orders and written amendments to this Agreement including exhibits and appendices, signed by both the Owner and Design-Builder;

b.	this Agreement, except for the existing Contract Documents set forth in item e below;

c.	the most current Documents approved by the Owner pursuant to Paragraph 3.1;

d.	the information provided by the Owner pursuant to Clause 4.1.2.1;
e.the Contract Documents in existence at the time of this Agreement which are set forth in Article 14;

f.	the Owner's Program provided pursuant to Subparagraph 4.1.1.
In case of any inconsistency, conflict or ambiguity among the Contract Documents, the Documents shall govern in the order in which they are listed above.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

2.4.2	The term Day shall mean calendar day unless otherwise specifically defined.

2.4.3	Defective Work is any portion of the Work not in conformance with the Contract Documents as more fully described in Paragraph 3.7.

2.4.4	Final Completion occurs on the date when the Design-Builder's obligations under this Agreement are complete and accepted by the Owner and final payment becomes due and payable.

2.4.5	A Material Supplier is a party or entity retained by the Design Builder to provide material and equipment for the Work.

2.4.6	Others means other contractors and all persons at the Worksite who are not employed by Design-Builder, its Subcontractors or Material Suppliers.

2.4.7
The term Overhead shall mean 1) payroll costs and other compensation of Design-Builder employees in the Design-Builder's principal and branch offices; 2) general and administrative expenses of the Design-Builder's principal and branch offices including deductibles paid on any insurance policy, charges against the Design-Builder for delinquent payments, and costs related to the correction of defective work; and, 3) the Design-Builder's capital expenses, including interest on capital used for the Work.

2.4.8	The Owner is the person or entity identified as such in this Agreement and includes the Owner's Representative.

2.4.9
The Owner's Program is a description of the Owner's objectives, budgetary and time criteria, space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements, together with Schematic Design Documents which shall include drawings, outline specifications and other conceptual documents illustrating the Projects basic elements, scale and their relationship to the Worksite.

2.4.10
The Project, as identified in Article 1, is the building, facility or other improvements for which the Design-Builder is to perform the Work under this Agreement. It may also include improvements to be undertaken by the Owner or Others.

2.4.11
A Subcontractor is a party or entity retained by the Design-Builder as an independent contractor to provide the on site labor, materials, equipment or services necessary to complete a specific portion of the Work. The term Subcontractor does not include the Design Professional or any separate contractor employed by the Owner or any separate contractors' subcontractors.

2.4.12
Substantial Completion of the Work, or of a designated portion, occurs on the date when construction is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Project, or a designated portion, for the use for which it is intended, without unscheduled disruption, in accordance with Paragraph 9.4. The issuance of a Certificate of Occupancy is not a prerequisite for Substantial Completion if the Certificate of Occupancy cannot be obtained due to factors beyond the Design-Builder's control. This date shall be confirmed by a certificate of Substantial Completion signed by the Owner and Design-Builder. The certificate shall state the respective responsibilities of the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work, and insurance. The certificate shall also list the items to be completed or corrected, and establish the time for their completion and correction within the timeframe, if any, established in Subparagraph 6.2.1 for the Date of Final Completion.

2.4.13	A Sub-subcontractor is a party or entity who has an agreement with a Subcontractor to perform any portion of the Subcontractor's work.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

2.4.14
Terrorism means a violent act, or an act that is dangerous to human life, property or infrastructure, that is committed by an individual or individuals and that appears to be part of an effort to coerce a civilian population or to influence the policy or affect the conduct of any government by coercion. Terrorism includes, but is not limited to, any act certified by the United States Secretary of Treasury as an act of terrorism pursuant to the Terrorism Risk Insurance Act, as amended.

2.4.15
The Work is the Design services procured in accordance with Paragraph 3.1, the Construction services provided in accordance with Paragraph 3.2, Additional services in accordance with Paragraph 3.9, and other services which are necessary to complete the Project in accordance with and reasonably inferable from the Contract Documents.

2.4.16	Worksite means the geographical area at the location mentioned in Article 1 where the Work is to be performed.

ARTICLE 3
DESIGN-BUILDER'S RESPONSIBILITIES

The Design-Builder shall be responsible for procuring or furnishing the design and for the construction of the Work consistent with the Owner's Program. The Design-Builder shall exercise reasonable skill and judgment in the performance of the Work.
3.1    DESIGN SERVICES Pursuant to a mutually agreeable schedule, the Design-Builder shall submit for the Owner's written approval, as applicable, Design Development Documents or Construction Documents, based on the Contract Documents in existence at the time of the execution of this Agreement or any further development of Contract Documents that have been approved in writing by the Owner.
3.1.1    If required, the Design Development Documents shall further define the Project including drawings and outline specifications fixing and describing the Project size and character as to site utilization, and other appropriate elements incorporating the structural, architectural, mechanical and electrical systems. When the Design-Builder submits the Design Development Documents, the Design-Builder shall identify in writing all material changes and deviations that have taken place from the Contract Documents in existence at the time of the execution of this Agreement. Any changes in the Work contained in the Design Development Documents approved by the Owner shall result in a Change Order pursuant to Article 8 adjusting the Contract Price or the Date of Substantial Completion or the Date of Final Completion.
3.1.2    The Construction Documents shall set forth in detail the requirements for construction of the Work, and shall be based upon codes, laws or regulations enacted at the time of their preparation. When the Design-Builder submits the Construction Documents, the Design-Builder shall identify in writing all material changes and deviations that have taken place from the Design Development Documents or the Contract Documents in existence at the time of the execution of this Agreement. Any changes in the Work contained in the Construction Documents approved by the Owner shall result in a Change Order pursuant to Article 8 adjusting the Contract Price or the Date of Substantial Completion or the Date of Final Completion. Construction shall be in accordance with the approved Construction Documents. One set of these documents shall be furnished to the Owner prior to commencement of construction.

3.1.3	OWNERSHIP OF DOCUMENTS
3.1.3.1    OWNERSHIP OF TANGIBLE DOCUMENTS The Owner shall receive ownership of the property rights, except for copyrights, of all documents, drawings, specifications, electronic

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

data and information (hereinafter "Documents") prepared, provided or procured by the Design-Builder, its Design Professional, Subcontractors or consultants and distributed to the Owner for this Project, upon the making of final payment to the Design-Builder or in the event of termination under Article 11, upon payment for all sums due to Design-Builder pursuant to Article 11.
3.1.3.2    COPYRIGHT The Parties agree that Owner shall not obtain ownership of the copyright of all Documents. The Owner's acquisition of the copyright for all Documents shall be subject to the making of payments as required by Paragraph 3.1.3.1 and the payment of the fee reflecting the agreed value of the copyright set forth below:
If the Parties have not made a selection to transfer copyright interests in the Documents, the copyright shall remain with the Design-Builder.
3.1.3.3    USE OF DOCUMENTS IN EVENT OF TERMINATION In the event of a termination of this Agreement pursuant to Article 11, the Owner shall have the right to use, to reproduce, and to make derivative works of the Documents to complete the Project, regardless of whether there has been a transfer of copyright under Subparagraph 3.1.3.2, provided payment has been made pursuant to Paragraph 3.1.3.1.
3.1.3.4 OWNER'S USE OF DOCUMENTS AFTER COMPLETION OF PROJECT After completion of the Project, the Owner may reuse, reproduce or make derivative works from the Documents solely for the purposes of maintaining, renovating, remodeling or expanding the Project at the Worksite. The Owner's use of the Documents without the Design-Builder's involvement or on other projects is at the Owner's sole risk, except for the Design-Builder's indemnification obligations pursuant to Paragraph 10.6, and the Owner shall indemnify and hold harmless the Design-Builder, its Design Professional, Subcontractors and consultants, and the agents, officers, directors and employees of each of them, from and against any and all claims, damages, losses, costs and expenses, including reasonable attorneys' fees and costs, arising out of or resulting from such any prohibited use.
3.1.3.5    DESIGN-BUILDER'S USE OF DOCUMENTS Where the Design-Builder has transferred its copyright interest in the Documents under Subparagraph 3.1.3.1, the Design-Builder may reuse Documents prepared by it pursuant to this Agreement in its practice, but only in their separate constituent parts and not as a whole.
3.1.3.6    The Design-Builder shall obtain from its Design Professional, Subcontractors and consultants rights and rights of use that correspond to the rights given by the Design-Builder to the Owner in this Agreement and the Design-Builder shall provide evidence that such rights have been secured.

3.2	CONSTRUCTION SERVICES
3.2.1    Construction will commence upon the issuance by the Owner of a written notice to proceed.
3.2.2    In order to complete the Work, the Design-Builder shall provide all necessary construction supervision, inspection, construction equipment, construction labor, materials, tools and subcontracted items.
3.2.3    The Design-Builder shall give all notices and comply with all laws and ordinances legally enacted at the date of execution of the Agreement which govern the proper performance of the Work.
3.2.4    The Design-Builder shall maintain the Schedule of Work. This schedule shall indicate the dates for the start and completion of the various stages of the construction, including the dates

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

when information and approvals are required from the Owner. It shall be revised as required by the conditions of the Work.
3.2.5    The Design-Builder shall obtain and the Owner shall pay, in addition to the Contract Price, for the building permits necessary for the construction of the Project.
3.2.6    The Design-Builder shall keep such full and detailed accounts as may be necessary for proper financial management under this Agreement. The Owner shall be afforded access to all the
Design-Builder's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to Change Order work performed on the basis of actual cost. The Design-Builder shall preserve all such records for a period of three years after the final payment or longer where required by law.
3.2.7    The Design-Builder shall provide periodic written reports to the Owner on the progress of the Work in such detail as is required by the Owner and as agreed to by the Owner and Design-Builder.
3.2.8    The Design-Builder shall regularly remove debris and waste materials at the Worksite resulting from the Work. Prior to discontinuing Work in an area, the Design-Builder shall clean the area and remove all rubbish and its construction equipment, tools, machinery, waste and surplus materials. The Design-Builder shall minimize and confine dust and debris resulting from construction activities. At the completion of the Work, the Design-Builder shall remove from the Worksite all construction equipment, tools, surplus materials, waste materials and debris.
3.2.9    The Design-Builder shall prepare and submit to the Owner
final marked up as-built drawings

in general documenting how the various elements of the Work including changes were actually constructed or installed, or as defined by the Parties by attachment to this Agreement.
3.3    SCHEDULE OF THE WORK The Design-Builder shall prepare and submit a Schedule of Work for the Owner's acceptance and written approval as to milestone dates. This schedule shall indicate the dates for the start and completion of the various stages of the Work, including the dates when information and approvals are required from the Owner. The Schedule shall be revised as required by the conditions of the Work.

3.4	SAFETY OF PERSONS AND PROPERTY
3.4.1    SAFETY PRECAUTIONS AND PROGRAMS The Design-Builder shall have overall responsibility for safety precautions and programs in the performance of the Work. While the provisions of this Paragraph establish the responsibility for safety between the Owner and the Design-Builder, they do not relieve Subcontractors of their responsibility for the safety of persons or property in the performance of their work, nor for compliance with the provisions of applicable laws and regulations.
3.4.2    The Design-Builder shall seek to avoid injury, loss or damage to persons or property by taking reasonable steps to protect:
3.4.2.1    its employees and other persons at the Worksite;
3.4.2.2    materials, supplies and equipment stored at the Worksite for use in performance of the Work; and

3.4.2.3    the Project and all property located at the Worksite and adjacent to work areas, whether or not said property or structures are part of the Project or involved in the Work.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

3.4.3    DESIGN-BUILDER'S SAFETY REPRESENTATIVE The Design-Builder shall designate an individual at the Worksite in the employ of the Design-Builder who shall act as the Design-Builder's designated safety representative with a duty to prevent accidents. Unless otherwise identified by the Design-Builder in writing to the Owner, the designated safety representative shall be the
Design-Builder's project superintendent. The Design-Builder will report immediately in writing all accidents and injuries occurring at the Worksite to the Owner. When the Design-Builder is required to file an accident report with a public authority, the Design-Builder shall furnish a copy of the report to the Owner.
3.4.4    The Design-Builder shall provide the Owner with copies of all notices required of the Design-Builder by law or regulation. The Design-Builder's safety program shall comply with the requirements of governmental and quasi-governmental authorities having jurisdiction over the Work.
3.4.5    Damage or loss not insured under property insurance which may arise from the performance of the Work, to the extent of the negligence attributed to such acts or omissions of the
Design-Builder, or anyone for whose acts the Design-Builder may be liable, shall be promptly remedied by the Design-Builder. Damage or loss attributable to the acts or omissions of the Owner or Others and not to the Design-Builder shall be promptly remedied by the Owner.
3.4.6    If the Owner deems any part of the Work or Worksite unsafe, the Owner, without assuming responsibility for the Design-Builder's safety program, may require the Design-Builder to stop performance of the Work or take corrective measures satisfactory to the Owner, or both. If the Design-Builder does not adopt corrective measures, the Owner may perform them and reduce the amount of the Contract Price by the costs of the corrective measures. The Design-Builder agrees to make no claim for damages, for an adjustment in the Contract Price or the Date of Substantial Completion or the Date of Final Completion based on the Design-Builder's compliance with the Owner's reasonable request.

3.5	HAZARDOUS MATERIAL
3.5.1    A Hazardous Material is any substance or material identified now or in the future as hazardous under any federal, state or local law or regulation, or any other substance or material which may be considered hazardous or otherwise subject to statutory or regulatory requirements governing handling, disposal or clean-up. The Design-Builder shall not be obligated to commence or continue Work until all known or suspected Hazardous Material discovered at the Project site has been removed, rendered or determined to be harmless by the Owner as certified by an independent testing laboratory and approved by the appropriate government agency.
3.5.2    If after the commencement of the Work, known or suspected Hazardous Material is discovered at the Project, the Design-Builder shall be entitled to immediately stop Work in the affected area. The Design-Builder shall report the condition to the Owner and, if required, the government agency with jurisdiction.
3.5.3    The Design-Builder shall not be required to perform any Work relating to or in the area of Hazardous Material without written mutual agreement.
3.5.4    The Owner shall be responsible for retaining an independent testing laboratory to determine the nature of the material encountered and whether it is a Hazardous Material requiring corrective measures or remedial action. Such measures shall be the sole responsibility of the Owner, and shall be performed in a manner minimizing any adverse effect upon the Work of the Design-Builder. The Design-Builder shall resume Work in the area affected by any Hazardous Material only upon written agreement between the Parties after the Hazardous Material has been removed or rendered

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

harmless and only after approval, if necessary, of the governmental agency or agencies with jurisdiction.
3.5.5    If the Design-Builder incurs additional costs or is delayed due to the presence or remediation of Hazardous Material, the Design-Builder shall be entitled to an equitable adjustment in the Contract Price or the date of Substantial Completion.
3.5.6    To the extent not caused by the negligent acts or omissions of the Design-Builder, its Subcontractors and Sub-subcontractors, and the agents, officers, directors and employees of each of them, the Owner shall defend, indemnify and hold harmless the Design-Builder, its Subcontractors and Sub-subcontractors, and the agents, officers, directors and employees of each of them, from and against all claims, damages, losses, costs and expenses, including but not limited to reasonable attorneys' fees, costs and expenses incurred in connection with any dispute resolution process, to the extent permitted pursuant to Paragraph 6.5, arising out of or relating to the performance of the Work in any area affected by Hazardous Material.
3.5.7    Material Safety Data (MSD) sheets as required by law and pertaining to materials or substances used or consumed in the performance of the Work, whether obtained by the Design-Builder, Subcontractors, the Owner or Others, shall be maintained at the Project by the Design-Builder and made available to the Owner and Subcontractors.
3.5.8    During the Design-Builder's performance of the Work, the Design-Builder shall be responsible for the proper handling of all materials brought to the Worksite by the Design-Builder. Upon the issuance of the Certificate of Substantial Completion, the Owner shall be responsible under this Paragraph for materials and substances brought to the site by the Design-Builder if such materials or substances are required by the Contract Documents.
3.5.9    The terms of this Paragraph 3.5 shall survive the completion of the Work under this Agreement or any termination of this Agreement.
3.6    TAX EXEMPTION If in accordance with the Owner's direction the Design-Builder claims an exemption for taxes, the Owner shall indemnify and hold the Design-Builder harmless from all liability, penalty, interest, fine, tax assessment, attorneys fees or other expense or cost incurred by the Design-Builder as a result of any action taken by the Design-Builder in accordance with the Owner's direction.

3.7	WARRANTIES AND COMPLETION
3.7.1    The Design-Builder warrants that all materials and equipment furnished under this Agreement will be new unless otherwise specified, of good quality, in conformance with the Contract Documents, and free from defective workmanship and materials. Warranties shall commence on the date of Substantial Completion of the Work or of a designated portion. The Design-Builder agrees to correct all construction performed under this Agreement which proves to be defective in workmanship or materials within a period of one year from the date of Substantial Completion as set forth in Paragraph 6.2 or for such longer periods of time as may be set forth with respect to specific warranties required by the Contract Documents.
3.7.2    To the extent products, equipment, systems or materials incorporated in the Work are specified and purchased by the Owner, they shall be covered exclusively by the warranty of the manufacturer. There are no warranties which extend beyond the description on the face thereof. To the extent products, equipment, systems or materials incorporated in the Work are specified by the Owner but purchased by the Design-Builder and are inconsistent with selection criteria that otherwise would have been followed by the Design-Builder, the Design-Builder shall assist the

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

Owner in pursuing warranty claims. All other warranties expressed or implied including the warranty of merchantability and the warranty of fitness for a particular purpose are expressly disclaimed.
3.7.3    The Design-Builder shall secure required certificates of inspection, testing or approval and deliver them to the Owner.
3.7.4    The Design-Builder shall collect all written warranties and equipment manuals and deliver them to the Owner in a format directed by the Owner.
3.7.5    With the assistance of the Owner's maintenance personnel, the Design-Builder shall direct the checkout of utilities and start up operations, and adjusting and balancing of systems and equipment for readiness.
3.8    CONFIDENTIALITY The Design-Builder shall treat as confidential and not disclose to third persons, except Subcontractors, Sub-subcontractors and the Design Professional as is necessary for the performance of the Work, or use for its own benefit any of the Owner's developments, confidential information, know-how, discoveries, production methods and the like that may be disclosed to the Design-Builder or which the Design-Builder may acquire in connection with the Work. The Owner shall treat as confidential information all of the Design-Builder's estimating systems and historical and parameter cost data that may be disclosed to the Owner in connection with the performance of this
Agreement. The Owner and the Design-Builder shall each specify those items to be treated as confidential and shall mark them as "Confidential."
3.9    ADDITIONAL SERVICES The Design-Builder shall provide or procure the following Additional services upon the request of the Owner. A written agreement between the Owner and Design-Builder shall define the extent of such Additional services. Such Additional services shall be considered a Change in the Work, unless they are specifically included in Article 14.
3.9.1    Development of the Owner's Program, establishing the Project budget, investigating sources of financing, general business planning and other information and documentation as may be required to establish the feasibility of the Project.
3.9.2    Consultations, negotiations, and documentation supporting the procurement of Project financing.

3.9.3	Surveys, site evaluations, legal descriptions and aerial photographs.
3.9.4    Appraisals of existing equipment, existing properties, new equipment and developed properties.
3.9.5    Soils, subsurface and environmental studies, reports and investigations required for submission to governmental authorities or others having jurisdiction over the Project.
3.9.6    Consultations and representations before governmental authorities or others having jurisdiction over the Project other than normal assistance in securing building permits.

3.9.7	Investigation or making measured drawings of existing conditions or the verification of Owner-provided drawings and information.

3.9.8	Artistic renderings, models and mockups of the Project or any part of the Project or the Work.
3.9.9    Inventories of existing furniture, fixtures, furnishings and equipment which might be under consideration for incorporation into the Work.

3.9.10	Interior design and related services including procurement and placement of furniture,

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

furnishings, artwork and decorations.
3.9.11    Making revisions to design documents after they have been approved by the Owner when revisions are due to causes beyond the control of the Design-Builder. Causes beyond the control of the Design-Builder do not include acts or omissions on the part of Subcontractors,
Sub-subcontractors or the Design Professional.
3.9.12    Design, coordination, management, expediting and other services supporting the procurement of materials to be obtained, or work to be performed, by the Owner, including but not limited to telephone systems, computer wiring networks, sound systems, alarms, security systems and other specialty systems which are not a part of this Agreement.
3.9.13    Estimates, proposals. appraisals, consultations, negotiations and services in connection with the repair or replacement of an insured loss, provided such repair or replacement did not result from the negligence of the Design-Builder.
3.9.14    The premium portion of overtime work ordered by the Owner including productivity impact costs, other than that required by the Design-Builder to maintain the Schedule of Work.
3.9.15    Out-of-town travel by the Design Professional in connection with the Work, except between the Design Professional's office, Design-Builder's office, Owner's office and the Project site.
3.9.16    Obtaining service contractors and training maintenance personnel; assisting and consulting in the use of systems and equipment after the initial start up.

3.9.17	Services for tenant or rental spaces not a part of this Agreement.
3.9.18    Services requested by the Owner or required by the Work which are not specified in the Contract Documents and which are not normally part of generally accepted design and construction practice.
3.9.19    Serving or preparing to serve as an expert witness in connection with any proceeding, legal or otherwise, regarding the Project.

3.9.20	Document reproduction exceeding the limits provided for in this Agreement.

3.9.21	Providing services relating to Hazardous Material discovered at the Worksite.

3.9.22	Other services as agreed to by the Parties and identified in an attached exhibit.
3.10    DESIGN-BUILDER'S REPRESENTATIVE The Design-Builder shall designate a person who shall be the Design-Builder's authorized representative. The Design-Builder's Representative is Jamie Rochleau, Project Manager.
ARTICLE 4 OWNER'S RESPONSIBILITIES
4.1    INFORMATION AND SERVICES PROVIDED BY OWNER
4.1.1    The Owner shall provide full information in a timely manner regarding requirements for the Project, including the Owner's Program and other relevant information.

4.1.2	The Owner shall provide:
4.1.2.1    all available information describing the physical characteristics of the site, including surveys, site evaluations, legal descriptions, existing conditions, subsurface and environmental

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

studies, reports and investigations;
4.1.2.2    inspection and testing services during construction as required by law or as mutually agreed; and
4.1.2.3    unless otherwise provided in the Contract Documents, necessary approvals, site plan review, rezoning, easements and assessments, fees and charges required for the construction, use, occupancy or renovation of permanent structures, including legal and other required services.

4.1.3	Prior to commencement of the Work and thereafter at the written request of the
Design-Builder, the Owner shall provide the Design-Builder with evidence of Project financing. Evidence of such financing shall be a condition precedent to the Design-Builder's commencing or continuing the Work. The Design-Builder shall be notified prior to any material change in Project financing.
4.1.4    The Design-Builder shall be entitled to rely on the completeness and accuracy of the information and services required by this Paragraph 4.1.

4.2	RESPONSIBILITIES DURING DESIGN
4.2.1    The Owner shall review and approve further development of the drawings and specifications as set forth in Article 3.

4.3	RESPONSIBILITIES DURING CONSTRUCTION
4.3.1    The Owner shall review the Schedule of Work as set forth in Paragraph 3.3, timely approve milestone dates set forth and timely respond to its obligations.
4.3.2    If the Owner becomes aware of any error, omission or failure to meet the requirements of the Contract Documents or any fault or defect in the Work, the Owner shall give prompt written notice to the Design-Builder. The failure of the Owner to give such notice shall not relieve the Design-Builder of its obligations to fulfill the requirements of the Contract Documents.
4.3.3    The Owner shall communicate with the Design-Builder's Subcontractors, suppliers and Design Professional only through or in the presence of the Design-Builder. The Owner shall have no contractual obligations to Subcontractors, suppliers, or the Design Professional.

4.3.4	The Owner shall provide insurance for the Project as provided in Article 10.

4.4	OWNER'S REPRESENTATIVE The Owner's representative is Dr. Jay Ramsey. The representative:

4.4.1	shall be fully acquainted with the Project;

4.4.2	agrees to furnish the information and services required of the Owner pursuant to Paragraph
4.1 so as not to delay the Design-Builder's Work; and
4.4.3 shall have authority to bind the Owner in all matters requiring the Owner's approval, authorization or written notice. If the Owner changes its representative or the representative's authority as listed above, the Owner shall notify the Design-Builder in writing in advance.
4.5    ELECTRONIC DOCUMENTS If the Owner requires that the Owner and Design-Builder exchange documents and data in electronic or digital form, prior to any such exchange, the Owner and Design-Builder shall agree on a written protocol governing all exchanges in ConsensusDOCS 200.2 or a separate agreement, which, at a minimum, shall specify: (1) the definition of documents and data to be accepted in electronic or digital form or to be transmitted electronically or digitally; (2) management and

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

coordination responsibilities; (3) necessary equipment, software and services; (4) acceptable formats, transmission methods and verification procedures; (5) methods for maintaining version control; (6) privacy and security requirements; and (7) storage and retrieval requirements. The Parties shall each bear their own costs for the requirements identified in the protocol. In the absence of a written protocol, use of documents and data in electronic or digital form shall be at the sole risk of the recipient.
ARTICLE 5
SUBCONTRACTS
Work not performed by the Design-Builder with its own forces shall be performed by Subcontractors or the Design Professional.
5.1    RETAINING SUBCONTRACTORS The Design-Builder shall not retain any Subcontractor to whom the Owner has a reasonable and timely objection, provided that the Owner agrees to increase the Contract Price for any additional costs incurred by the Design-Builder as a result of such objection. The Owner may propose subcontractors to be considered by the Design-Builder. The Design-Builder shall not be required to retain any subcontractor to whom the Design-Builder has a reasonable objection.
5.2    MANAGEMENT OF SUBCONTRACTORS The Design-Builder shall be responsible for the management of the Subcontractors in the performance of their work.

5.3	CONTINGENT ASSIGNMENT OF SUBCONTRACT AGREEMENTS
5.3.1    If this Agreement is terminated, each subcontract agreement shall be assigned by the Design-Builder to the Owner, subject to the prior rights of any surety, provided that:
5.3.1.1    this Agreement is terminated by the Owner pursuant to Paragraphs 11.2 or 11.3; and
5.3.1.2    the Owner accepts such assignment, after termination by notifying the Subcontractor and Design-Builder in writing, and assumes all rights and obligations of the Design-Builder pursuant to each subcontract agreement.
5.3.2    If the Owner accepts such an assignment, and the Work has been suspended for more than thirty (30) consecutive Days, following termination, if appropriate, the Subcontractor's compensation shall be equitably adjusted as a result of the suspension.
5.4    BINDING OF SUBCONTRACTORS AND MATERIAL SUPPLIERS The Design-Builder agrees to bind every Subcontractor and Material Supplier (and require every Subcontractor to so bind its Sub-subcontractors and Material Suppliers) to all the provisions of this Agreement and the Contract Documents as they apply to the Subcontractors and Material Suppliers portions of the Work.
5.5    LABOR RELATIONS (Insert here or attach as exhibit as necessary any conditions, obligations or requirements relative to labor relations and their effect on the Project. Legal counsel is recommended.)

ARTICLE 6 CONTRACT TIME
6.1    DATE OF COMMENCEMENT The Date of Commencement is the effective date of this Agreement as first written in Article 1 unless otherwise set forth below: (Insert here any special provisions concerning Notices to Proceed and the Date of Commencement.)

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

Owner shall vacate areas scheduled for remodel on or before 12:00 a.m., August 31, 2013. Areas shall remain vacant throughout construction period. Owner may occupy areas once work is considered substantially complete.

Design-Builder shall procure materials prior to construction and shall commence its work on September 3, 2013.

The Work shall proceed in general accordance with the Schedule of Work as such schedule may be amended from time to time, subject, however, to other provisions of this Agreement.

6.2	SUBSTANTIAL COMPLETION/FINAL COMPLETION
6.2.1    Substantial Completion of the Work shall be achieved on November 1, 2013. Unless otherwise specified, the Work shall be finally complete within 10 Days after the date of Substantial Completion, subject to adjustments as provided for in the Contract Documents.

6.2.2	Time limits stated in the Contract Documents are of the essence.
6.2.3    The Date of Final Completion of the Work is within ten (10) Days after the Date of Substantial Completion, subject to adjustments as provided for in the Contract Documents.
6.2.4    Unless instructed by the Owner in writing, the Design-Builder shall not knowingly commence the Work before the effective date of insurance that is required to be provided by the Design-Builder or the Owner.

6.3	DELAYS IN THE WORK
6.3.1    If the Design-Builder is delayed at any time in the commencement or progress of the Work by any cause beyond the control of the Design-Builder, the Design-Builder shall be entitled to an equitable extension of the Date of Substantial Completion or the Date of Final Completion. Examples of causes beyond the control of the Design-Builder include, but are not limited to, the following: acts or omissions of the Owner or Others; changes in the Work or the sequencing of the Work ordered by the Owner, or arising from decisions of the Owner that impact the time of performance of the Work; transportation delays not reasonably foreseeable; labor disputes not involving the Design-Builder; general labor disputes impacting the Project but not specifically related to the Worksite; fire, terrorism, epidemics, adverse governmental actions, unavoidable accidents or circumstances, adverse weather conditions not reasonably anticipated, encountering Hazardous Materials, concealed or unknown conditions; delay authorized by the Owner pending dispute resolution and suspension by the Owner under Paragraph 11.1. The Design-Builder shall process any requests for equitable extensions of the Date of Substantial Completion or the Date of Final Completion in accordance with the provisions of Article 8..
6.3.2    In addition, if the Design-Builder incurs additional costs as a result of a delay that is caused by acts or omissions of the Owner or Others, changes in the Work or the sequencing of the Work ordered by the Owner, or arising from decisions of the Owner that impact the time of performance of the Work, encountering Hazardous Materials, or concealed or unknown conditions, delay authorized by the Owner pending dispute resolution and suspension by the Owner under Paragraph 11.1, the Design-Builder shall be entitled to an equitable adjustment in the Contract Price subject to

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

Paragraph 6.5.
6.3.3    In the event delays to the project are encountered for any reason, the Parties agree to undertake reasonable steps to mitigate the effect of such delays.

6.4	LIQUIDATED DAMAGES
6.4.1    SUBSTANTIAL COMPLETION The Owner and the Design-Builder agree that this Agreement shall provide for the imposition of liquidated damages based on the Date of Substantial Completion.
6.4.1.1    The Design-Builder understands that if the Date of Substantial Completion established by Amendment No. 1, as may be amended by subsequent Change Order, is not attained, the Owner will suffer damages which are difficult to determine and accurately specify. The Design-Builder agrees that if the Date of Substantial Completion is not attained, the Design-Builder shall pay the Owner Two Thousand Dollars ($2,000.00) per day as liquidated damages, (not as a penalty) for each Day that Substantial Completion extends beyond the Date of Substantial Completion. The liquidated damages provided herein shall be in lieu of all liability for any and all extra costs, losses, expenses, claims, penalties and any other damages of whatsoever nature incurred by the Owner which are occasioned by any delay in achieving the Date of Substantial Completion.

6.4.2	FINAL COMPLETION The Owner and the Design-Builder agree that this Agreement shall not provide for the imposition of liquidated damages based on the Date of Final Completion.
6.4.2.1    The Design-Builder understands that if the Date of Final Completion established by this Amendment No. 1 is not attained, the Owner will suffer damages which are difficult to determine and accurately specify. The Design-Builder agrees that if the Date of Final Completion is not attained, the Design-Builder shall pay the Owner zero Dollars ($0.00) as liquidated damages for each Day that Final Completion extends beyond the Date of Final Completion. The liquidated damages provided herein shall be in lieu of all liability for any and all extra costs, losses, expenses, claims, penalties and any other damages of whatsoever nature incurred by the Owner which are occasioned by any delay in achieving the Date of Final Completion.
6.4.3    OTHER LIQUIDATED DAMAGES The Owner and the Design-Builder may agree upon the imposition of liquidated damages based on other project milestones or performance requirements. Such agreement shall be included as an exhibit to this Agreement.
6.5    LIMITED MUTUAL WAIVER OF CONSEQUENTIAL DAMAGES Except for damages mutually agreed upon by the Parties as liquidated damages in Paragraph 6.4 and excluding losses covered by insurance required by the Contract Documents, the Owner and the Design-Builder agree to waive all claims against each other for any consequential damages that may arise out of or relate to this Agreement, except for those specific items of damages excluded from this waiver as mutually agreed upon by the Parties and identified below. The Owner agrees to waive damages including but not limited to the Owner's loss of use of the Project, any rental expenses incurred, loss of income, profit or financing related to the Project, as well as the loss of business, loss of financing, principal office overhead and expenses, loss of profits not related to this Project, loss of reputation, or insolvency. The Design-Builder agrees to waive damages including but not limited to loss of business, loss of financing, principal office overhead and expenses, loss of profits not related to this Project, loss of bonding capacity, loss of reputation, or insolvency.
6.5.1    The following items of damages are excluded from this mutual waiver:

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

6.5.2    The provisions of this Paragraph shall also apply to the termination of this Agreement and shall survive such termination. The Owner and the Design-Builder shall require similar waivers in contracts with Subcontractors and Others retained for the Project.
ARTICLE 7 CONTRACT PRICE
The Contract Price is One Million Twelve Thousand Five Dollars, ($1,012,005.00) subject to adjustment in accordance with the provisions of Article 8. The contract price is based upon the base bid and the following add alternates.
Alternate 1 - Roof mounted make-up air unit
Alternate 4 - 24" deep Pass-through in lieu of 14" deep Pass-through

ARTICLE 8 CHANGES IN THE WORK
Changes in the Work which are within the general scope of this Agreement may be accomplished without invalidating this Agreement by Change Order, Interim Directed Change, or a minor change in the Work, subject to the limitations stated in the Contract Documents.
8.1    CHANGE ORDERS
8.1.1    The Design-Builder may request or the Owner, without invalidating this Agreement, may order changes in the Work within the general scope of the Contract Documents consisting of adjustment to the Contract Price or the Date of Substantial Completion or the Date of Final Completion. All such changes in the Work shall be authorized by applicable Change Order, and shall be performed under the applicable conditions of the Contract Documents. Each adjustment in the Contract Price resulting from a Change Order shall clearly separate the amount attributable to Design services.
8.1.2    The Owner and the Design-Builder shall negotiate in good faith an appropriate adjustment to Contract Price or the Date of Substantial Completion or the Date of Final Completion and shall conclude these negotiations as expeditiously as possible. Acceptance of the Change Order and any adjustment in the Contract Price or the Date of Substantial Completion or the Date of Final Completion shall not be unreasonably withheld.

8.2	INTERIM DIRECTED CHANGE
8.2.1    The Owner may issue a written Interim Directed Change directing a change in the Work prior to reaching agreement with the Design-Builder on the adjustment, if any, in the Contract Price or the Date of Substantial Completion or the Date of Final Completion, and if appropriate, the compensation for Design services.
8.2.2    The Owner and the Design-Builder shall negotiate expeditiously and in good faith for appropriate adjustments, as applicable, to the Contract Price or the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design services, arising out of Interim Directed Changes. As the changed work is completed, the Design Builder shall submit its costs for such work with its Application for Payment beginning with the next Application for Payment

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

within thirty (30) Days of the issuance of the Interim Directed Change. Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment and shall be paid by Owner.
8.2.3    If the Owner and the Design-Builder agree upon the adjustments in the Contract Price or the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design services, for a change in the Work directed by an Interim Directed Change, such agreement shall be the subject of an appropriate Change Order. The Change Order shall include all outstanding Change Directives issued since the last Change Order.

8.3	MINOR CHANGES IN THE WORK
8.3.1    Design-Builder may make minor changes in the design and construction of the Project consistent with the intent of the Contract Documents which do not involve an adjustment in the Contract Price or the Date of Substantial Completion or the Date of Final Completion; and do not materially and adversely affect the design of the Project, the quality of any of the materials or equipment specified in the Contract Documents, the performance of any materials, equipment or systems specified in the Contract Documents, or the quality of workmanship required by the Contract Documents.
8.3.2    Design-Builder shall promptly inform the Owner in writing of any such changes and shall record such changes on the Design-Build Documents maintained by the Design-Builder.

8.4	DETERMINATION OF COST
8.4.1    An increase or decrease in the Contract Price resulting from a change in the Work shall be determined by one or more of the following methods:
8.4.1.1    unit prices set forth in this Agreement or as subsequently agreed;

8.4.1.2	a mutually accepted, itemized lump sum; or
8.4.1.3    if an increase or decrease cannot be agreed to as set forth in Clause 8.4.1.1 or 8.4.1.2 and the Owner issues a written order for the Design-Builder to proceed with the change, the adjustment in the Contract Price shall be determined by the reasonable expense and savings of the performance of the Work resulting from the change. If there is a net increase in the Contract Price, a reasonable adjustment shall be made in the Design-Builder's overhead and profit. In the case of a net decrease in cost, the amount of decrease in the Contract Price will not include a reduction in overhead and profit. The Design-Builder shall maintain a documented, itemized accounting evidencing the expenses and savings.
8.4.2    If unit prices are indicated in the Contract Documents or are subsequently agreed to by the Parties, but the character or quantity of such unit items as originally contemplated is so different in a proposed Change Order that the original unit prices will cause substantial inequity to the Owner or the Design-Builder, such unit prices shall be equitably adjusted.
8.4.3    If the Owner and the Design-Builder disagree as to whether work required by the Owner is within the scope of the Work, the Design-Builder shall furnish the Owner with an estimate of the costs to perform the disputed work in accordance with the Owner's interpretations. If the Owner issues a written order for the Design-Builder to proceed, the Design-Builder shall perform the disputed work and the Owner shall pay the Design-Builder fifty percent (50%) of its estimated cost to perform the work. In such event, both Parties reserve their rights as to whether the work was within the scope of the Work. The Owner's payment does not prejudice its right to be reimbursed should it be determined that the disputed work was within the scope of Work. The Design-Builder's receipt of payment for the disputed work does not prejudice its right to receive full payment for the disputed work should it be determined that the disputed work is not within the scope of the Work.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

8.5    UNKNOWN CONDITIONS If in the performance of the Work the Design-Builder finds latent, concealed or subsurface physical conditions which materially differ from the conditions the Design-Builder reasonably anticipated, or if physical conditions are materially different from those normally encountered and generally recognized as inherent in the kind of work provided for in this Agreement, then the Contract Price or the date of Substantial Completion shall be equitably adjusted by Change Order within a reasonable time after the conditions are first observed. Design-Builder shall provide Owner with written notice within the time period set forth in Paragraph 8.6.
8.6    CLAIMS FOR ADDITIONAL COST OR TIME For any claim for an increase in the Contract Price or an extension in the Date of Substantial Completion or the Date of Final Completion, the Design-Builder shall give the Owner written notice of the claim within twenty-one (21) Days after the occurrence giving rise to the claim or within twenty-one (21) Days after the Design-Builder first recognizes the condition giving rise to the claim, whichever is later. Except in an emergency, notice shall be given before proceeding with the Work. Claims for design and estimating costs incurred in connection with possible changes requested by the Owner, but which do not proceed, shall be made within twenty-one (21) Days after the decision is made not to proceed. Thereafter, the Design-Builder shall submit written documentation of its claim, including appropriate supporting documentation, within twenty-one (21) Days after giving notice, unless the Parties mutually agree upon a longer period of time. The Owner shall respond in writing denying or approving the Design-Builder's claim no later than fourteen (14) Days after receipt of the Design-Builder's documentation of claim. Owner's failure to so respond shall be deemed a denial of the Design-Builder's claim. Any change in Contract Price or the Date of Substantial Completion or the Date of Final Completion resulting from such claim shall be authorized by Change Order.
8.7    EMERGENCIES In any emergency affecting the safety of persons or property, the Design-Builder shall act, at its discretion, to prevent threatened damage, injury or loss. Any change in the Contract Price or extension of the Date of Substantial Completion or the Date of Final Completion on account of emergency work shall be determined as provided in this Article.
8.8    CHANGES IN LAW In the event any changes in laws or regulations affecting the performance of the Work are enacted after the date of this Agreement, the Contract Price and the Date of Substantial Completion or the Date of Final Completion, and if appropriate the compensation for Design services, shall be equitably adjusted by Change Order.
ARTICLE 9
PAYMENT
9.1    PROGRESS PAYMENTS
9.1.1    Prior to submitting the first application for payment, the Design-Builder shall provide a Schedule of Values satisfactory to the Owner, consisting of a breakdown of the Contract Price, with a separate line item for Design services.

9.1.2    On or before the first Day of each month after the Work has commenced, the Design-Builder shall submit to the Owner an application for payment in accordance with the Schedule of Values based upon the Work completed and materials suitably stored on the Worksite or at other locations approved by the Owner. Prior to submission of the next application for payment, the Design-Builder shall furnish to the Owner a statement accounting for the disbursement of funds received under the previous application. The extent of such statement shall be as agreed upon between the Owner and

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

the Design-Builder.
9.1.3    Within seven (7) Days after receipt of each monthly application for payment, the Owner shall give written notice to the Design-Builder of the Owner's acceptance or rejection, in whole or in part, of such application for payment. Within fifteen (15) Days after accepting such Application, the Owner shall pay directly to the Design-Builder the appropriate amount for which application for payment is made, less amounts previously paid by the Owner. If such application is rejected in whole or in part, the Owner shall indicate the reasons for its rejection. If the Owner and the Design-Builder cannot agree on a revised amount then, within fifteen (15) Days after its initial rejection in part of such application, the Owner shall pay directly to the Design-Builder the appropriate amount for those items not rejected by the Owner for which application for payment is made, less amounts previously paid by the Owner. Those items rejected by the Owner shall be due and payable when the reasons for the rejection have been removed.
9.1.4    If the Owner fails to pay the Design-Builder at the time payment of any amount becomes due, then the Design-Builder may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) Days after receipt of the notice by the Owner, and after such seven (7) Day period, stop the Work until payment of the amount owing has been received.
9.1.5    Payments due but unpaid pursuant to Subparagraph 9.1.3, less any amount retained pursuant to Paragraph 9.2 or 9.3, may bear interest from the date payment is due at the prime rate prevailing at the place of the Project.
9.1.6    The Design-Builder warrants and guarantees that title to all Work, materials and equipment covered by an application for payment, whether incorporated in the Project or not, will pass to the Owner upon receipt of such payment by the Design-Builder free and clear of all liens, claims, security interests or encumbrances, hereinafter referred to as “liens.”
9.1.7    The Owner's progress payment, occupancy or use of the Project, whether in whole or in part, shall not be deemed an acceptance of any Work not conforming to the requirements of the Contract Documents.
9.1.8    Upon Substantial Completion of the Work, the Owner shall pay the Design-Builder the unpaid balance of the Contract Price, less a sum equal to one hundred fifty percent (150%) of the Design-Builder's estimated cost of completing any unfinished items as agreed to between the Owner and Design-Builder as to extent and time for completion. The Owner thereafter shall pay the Design-Builder monthly the amount retained for unfinished items as each item is completed.
9.1.9    STORED MATERIALS AND EQUIPMENT Unless otherwise provided in the contract documents, applications for payment may include materials and equipment not yet incorporated into the Work but delivered to and suitably stored onsite or offsite, including applicable insurance, storage and costs incurred transporting the materials to an offsite storage facility. Approval of payment applications for stored materials and equipment stored offsite shall be conditioned on submission by the Design-Builder of bills of sale and proof of required insurance, or such other procedures satisfactory to the Owner to establish the proper valuation of the stored materials and equipment, the Owner's title to such materials and equipment, and to otherwise protect the Owner's interests therein, including transportation to the site.
9.2    RETAINAGE From each progress payment made prior to the time of Substantial Completion, the Owner may retain five percent (5%) of the amount otherwise due after deduction of any amounts as provided in Paragraph 9.3, and in no event shall such percentage exceed any applicable statutory requirements. If the Owner chooses to use this retainage provision:

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

9.2.1    at the time the Work is fifty percent (50%) complete, the Owner shall withhold no additional retainage and pay the Design-Builder the full amount of what is due on account of subsequent progress payments;

9.2.2	the Owner may, in its sole discretion, reduce the amount to be retained at any time;
9.2.3    the Owner may release retainage on that portion of the Work a Subcontractor has completed, in whole or in part, and which work the Owner has accepted;
9.2.4    in lieu of retainage, the Design-Builder may furnish a retention bond acceptable to the Owner, to be held by the Owner.

9.3
ADJUSTMENT OF DESIGN-BUILDER'S APPLICATION FOR PAYMENT The Owner may adjust or reject an application for payment or nullify a previously approved application for payment, in whole or in part, as may reasonably be necessary to protect the Owner from loss or damage based upon the following, to the extent that the Design-Builder is responsible under this Agreement:

9.3.1    the Design-Builder's repeated failure to perform the Work as required by the Contract Documents;
9.3.2    loss or damage arising out of or relating to this Agreement and caused by the Design-Builder to the Owner, or Others to whom the Owner may be liable;
9.3.3    the Design-Builder's failure to pay the Design Professional, Subcontractors for labor, materials, equipment or supplies properly furnished in connection with the Work, provided that the Owner is making payments to the Design-Builder in accordance with the terms of this Agreement;

9.3.4	Defective Work not corrected in a timely fashion;
9.3.5    reasonable evidence of delay in performance of the Work such that the Work will not be completed by the Date of Substantial Completion or the Date of Final Completion, and that the unpaid balance of the Contract Price is not sufficient to offset any direct damages that may be sustained by the Owner as a result of the anticipated delay caused by the Design-Builder; and
9.3.6    reasonable evidence demonstrating that the unpaid balance of the Contract Price is insufficient to fund the cost to complete the Work.
9.3.7    third party claims involving the Design-Builder or reasonable evidence demonstrating that third party claims are likely to be filed unless and until the Design-Builder furnishes the Owner with adequate security in the form of a surety bond, letter of credit or other collateral or commitment which are sufficient to discharge such claims if established.
No later than seven (7) Days after receipt of an application for payment, the Owner shall give written notice to the Design-Builder, at the time of disapproving or nullifying all or part of an application for payment, stating its specific reasons for such disapproval or nullification, and the remedial actions to be taken by the Design-Builder in order to receive payment. When the above reasons for disapproving or nullifying an application for payment are removed, payment will be promptly made for the amount previously withheld.

9.4	OWNER OCCUPANCY OR USE OF COMPLETED OR PARTIALLY COMPLETED WORK

9.4.1    Portions of the Work that are completed or partially completed may be used or occupied by the Owner when (a) the portion of the Work is designated in a Certificate of Substantial Completion, (b) appropriate insurer(s) or sureties consent to the occupancy or use, and (c) appropriate public authorities authorize the occupancy or use. Such partial occupancy or use shall constitute

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

Substantial Completion of that portion of the Work. The Design-Builder shall not unreasonably withhold consent to partial occupancy or use. The Owner shall not unreasonably refuse to accept partial occupancy or use, provided such partial occupancy or use is of value to the Owner.

9.5	FINAL PAYMENT
9.5.1    Final payment, consisting of the unpaid balance of the Contract Price, shall be due and payable when the Work is fully completed. Before issuance of final payment, the Owner may request satisfactory evidence that all payrolls, materials bills and other indebtedness connected with the Work have been paid or otherwise satisfied.

9.5.2	In making final payment the Owner waives all claims except for:
9.5.2.1    outstanding liens;
9.5.2.2    improper workmanship or defective materials appearing within one year after the date of Substantial Completion;

9.5.2.3	Work not in conformance with the Contract Documents; and

9.5.2.4	terms of any special warranties required by the Contract Documents.
9.5.3    In accepting final payment, the Design-Builder waives all claims except those previously made in writing and which remain unsettled.

ARTICLE 10

INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGATION

10.1	INDEMNITY
10.1.1    To the fullest extent permitted by law, the Design-Builder shall indemnify and hold harmless the Owner, Owner's officers, directors, members, consultants, agents and employees (the Indemnitees) from all claims for bodily injury and property damage (other than to the Work itself and other property required to be insured under Paragraph 10.5), including reasonable attorneys' fees, costs and expenses that may arise from the performance of the Work, but only to the extent caused by the negligent acts or omissions of the Design-Builder Subcontractors or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable. The Design-Builder shall not be required to indemnify or hold harmless the Indemnitees for any negligent acts or omissions of the Indemnitees.
10.1.2    To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, its officers, directors or members, Subcontractors or anyone employed directly or indirectly by any of them or anyone for whose acts any of them may be liable from all claims for bodily injury and property damage, other than property insured under Paragraph 10.5, including reasonable attorneys' fees, costs and expenses, that may arise from the performance of work by Others, but only to the extent caused by the negligent acts or omissions of Others.
10.1.3    NO LIMITATION ON LIABILITY In any and all claims against the Indemnitees by any employee of the Design-Builder, anyone directly or indirectly employed by the Design-Builder or anyone for whose acts the Design-Builder may be liable, the indemnification obligation shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Design-Builder under Workers' Compensation acts, disability benefit acts or other employee benefit acts.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

10.2	DESIGN-BUILDER'S LIABILITY INSURANCE
10.2.1    Prior to the start of the Work, the Design-Builder shall procure and maintain in force Workers Compensation Insurance, Employers' Liability Insurance, Business Automobile Liability Insurance, and Commercial General Liability Insurance (CGL). The CGL policy shall include coverage for liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, contractual liability, and broad form property damage. The Design-Builder's Employers' Liability, Business Automobile Liability, and Commercial General Liability policies, as required in this Subparagraph 10.2.1, shall be written with at least the following limits of liability:
10.2.1.1 Employers' Liability Insurance

a.	$1,000,000 Bodily Injury by Accident Each Accident

b.	$1,000,000 Bodily Injury by Disease Policy Limit

c.	$1,000,000 Bodily Injury by Disease Each Employee

10.2.1.2	Business Automobile Liability Insurance
a. $1,000,000 Each Accident

10.2.1.3	Commercial General Liability Insurance

a.	$2,000,000 Each Occurrence

b.	$2,000,000 General Aggregate

c.	$2,000,000 Products/Completed Operations Aggregate

d.	$2,000,000 Personal and Advertising Injury Limit

10.2.2    Employers' Liability, Business Automobile Liability and Commercial General Liability coverage required under Subparagraph 10.2.1 may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by Excess or Umbrella Liability policies.
10.2.3    The Design-Builder shall maintain in effect all insurance coverage required under Subparagraph 10.2.1 with insurance companies lawfully authorized to do business in the jurisdiction in which the Project is located. If the Design-Builder fails to obtain or maintain any insurance coverage required under this Agreement, the Owner may purchase such coverage and charge the expense to the Design-Builder, or terminate this Agreement.
10.2.4    The policies of insurance required under Subparagraph 10.2.1 shall contain a provision that the coverage afforded under the policies shall not be cancelled or allowed to expire until at least thirty (30) Days' prior written notice has been given to the Owner. The Design-Builder shall maintain completed operations liability insurance for one year after acceptance of the Work, Substantial Completion of the Project, or to the time required by the Contract Documents, whichever is longer. Prior to commencement of the Work, Design-Builder shall furnish the Owner with certificates evidencing the required coverage.

10.3    PROPERTY INSURANCE

10.3.1    Before the start of Work, the Owner shall obtain and maintain Builder's Risk Policy upon the entire Project for the full cost of replacement at the time of loss. This insurance shall also name the

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

Design-Builder, Subcontractors, Sub-subcontractors, Material Suppliers and Design Professional as named insureds. This insurance shall be written as a Builder's Risk Policy or equivalent form to cover all risks of physical loss except those specifically excluded by the policy, and shall insure at least against the perils of fire, lightning, explosion, windstorm, hail, smoke, aircraft (except aircraft, including helicopter, operated by or on behalf of Design-Builder) and vehicles, riot and civil commotion, theft, vandalism, malicious mischief, debris removal, flood, earthquake, earth movement, water damage, wind damage, testing if applicable, collapse however caused, and damage resulting from defective design, workmanship or material, and material or equipment stored offsite, onsite or in transit. The Owner shall be solely responsible for any deductible amounts or coinsurance penalties. This policy shall provide for a waiver of subrogation in favor of the Design-Builder, Subcontractors, Sub-subcontractors, Material Suppliers and Design Professional. This insurance shall remain in effect until final payment has been made or until no person or entity other than the Owner has an insurable interest in the property to be covered by this insurance, whichever is sooner. Partial occupancy or use of the Work shall not commence until the Owner has secured the consent of the insurance company or companies providing the coverage required in this Subparagraph 10.3.1. Prior to commencement of the Work, the Owner shall provide a copy of the property policy or policies obtained in compliance with this Subparagraph 10.3.1.
10.3.2    If the Owner does not intend to purchase the property insurance required by this Agreement, including all of the coverages and deductibles described herein, the Owner shall give written notice to the Design-Builder and the Design Professional before the Work is commenced. The
Design-Builder may then provide insurance to protect its interests and the interests of the Subcontractors and Sub-subcontractors, including the coverage of deductibles. The cost of this insurance shall be charged to the Owner in a Change Order. The Owner shall be responsible for all of Design-Builder's costs reasonably attributed to the Owner's failure or neglect in purchasing or maintaining the coverage described above.
10.3.2.1 If the Owner does not obtain insurance to cover the risk of physical loss resulting from Terrorism, the Owner shall give written notice to the Design-Builder before the Work commences. The Design-Builder may then provide insurance to protect its interests and the interests of the Subcontractors and Sub-subcontractors against such risk of loss, including the coverage of deductibles. The cost of this insurance shall be charged to the Owner in a Change Order.
10.3.3    Owner and Design-Builder waive all rights against each other and their respective employees, agents, contractors, subcontractors and sub-subcontractors, and the Design Professional for damages caused by risks covered by the property insurance except such rights as they may have to the proceeds of the insurance and such rights as the Design-Builder may have for the failure of the Owner to obtain and maintain property insurance in compliance with Subparagraph 10.3.1.
10.3.4    To the extent of the limits of Design-Builder's Commercial General Liability Insurance specified in Subparagraph 10.2.1 or zero Dollars ($0.00) whichever is more, the Design-Builder shall indemnify and hold harmless the Owner against any and all liability, claims, demands, damages, losses and expenses, including attorneys' fees, in connection with or arising out of any damage or alleged damage to any of Owner's existing adjacent property that may arise from the performance of the Work, to the extent of the negligent acts or omissions of the Design-Builder, Subcontractor or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable.

10.3.5	RISK OF LOSS Except to the extent a loss is covered by applicable insurance, risk of loss

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

or damage to the Work shall be upon the Design-Builder until the Date of Substantial Completion, unless otherwise agreed to by the Parties.

10.4	OWNER'S INSURANCE
10.4.1    BUSINESS INCOME INSURANCE The Owner may procure and maintain insurance against loss of use of the Owner's property caused by fire or other casualty loss.
10.4.2    OWNER'S LIABILITY INSURANCE The Owner shall either self-insure or obtain and maintain its own liability insurance for protection against claims arising out of the performance of this Agreement, including without limitation, loss of use and claims, losses and expenses arising out of the Owner's errors or omissions.

10.5	ADDITIONAL LIABILITY COVERAGE
10.5.1    The Owner shall require Design-Builder to purchase and maintain liability coverage, primary to Owner's coverage under Subparagraph 10.4.2.
10.5.2    If required by Subparagraph 10.5.1, the additional liability coverage required of the Design-Builder shall be:
[Designate Required Coverage(s)]
X .1 Additional Insured. Owner shall be named as an additional insured on
Design-Builder's Commercial General Liability Insurance specified, for operations and completed operations, but only with respect to liability for bodily injury, property damage or personal and advertising injury to the extent caused by the negligent acts or omissions of Design-Builder, or those acting on Design-Builder's behalf, in the performance of Design-Builder's Work for Owner at the Worksite.
    .2 OCP. Design-Builder shall provide an Owners' and Contractors' Protective Liability Insurance ("OCP") policy with limits equal to the limits on Commercial General Liability Insurance specified, or limits as otherwise required by Owner.
Any documented additional cost in the form of a surcharge associated with procuring the additional liability coverage in accordance with this Subparagraph shall be paid by the Owner directly or the costs may be reimbursed by Owner to Design-Builder by increasing the Contract Price to correspond to the actual cost required to purchase and maintain the additional liability coverage. Prior to commencement of the Work, Design-Builder shall obtain and furnish to the Owner a certificate evidencing that the additional liability coverages have been procured.
10.6    ROYALTIES, PATENTS AND COPYRIGHTS The Design-Builder shall pay all royalties and license fees which may be due on the inclusion of any patented or copyrighted materials, methods or systems selected by the Design-Builder and incorporated in the Work. The Design-Builder shall defend, indemnify and hold the Owner harmless from all suits or claims for infringement of any patent rights or copyrights arising out of such selection. The Owner agrees to defend, indemnify and hold the Design-Builder harmless from any suits or claims of infringement of any patent rights or copyrights arising out of any patented or copyrighted materials, methods or systems specified by the Owner.
10.7    PROFESSIONAL LIABILITY INSURANCE The Design-Builder shall obtain, either itself or through the Design Professional, professional liability insurance for claims arising from the negligent performance of professional services under this Agreement, which shall be:

General Office Coverage

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

written for not less than $250,000 per claim and in the aggregate with a deductible not to exceed $25,000. The Professional Liability Insurance shall include prior acts coverage sufficient to cover all services rendered by the Design Professional. This coverage shall be continued in effect for one year(s) after the Date of Substantial Completion.

10.8	BONDING
10.8.1    Performance and Payment Bonds
are not
required of the Design-Builder. Such bonds shall be issued by a surety licensed in the state in which the Project is located and must be acceptable to the Owner.
10.8.2    Such Performance Bond shall be issued in the penal sum equal to one-hundred percent (100%) of the
Contract price, including design and construction.
Not Applicable
Agreed estimated construction cost of the Project as reflected in the Schedule of Values.
Not Applicable
Such Performance Bond shall cover the cost to complete the Work, but shall not cover any damages of the type specified to be covered by the insurance pursuant to Paragraphs 10.2 and 10.3, whether or not such insurance is provided or in an amount sufficient to cover such damages.
10.8.3    The penal sum of the Payment Bond shall equal the penal sum of the Performance Bond. The Design-Builder's payment bond for the Project, if any, shall be made available by the Owner for review and copying by the Subcontractor.
10.8.4    Any increase in the Contract Price that exceeds 10% in the aggregate shall require a rider to the Bonds increasing penal sums accordingly. Up to such 10% amount, the penal sum of the bond shall remain equal to 100% of the Contract Price or as otherwise provided in Subparagraph 10.8.2. The Design-Builder shall endeavor to keep its surety advised of changes within the scope of the initial Agreement potentially impacting the Contract Price or the Dates of Substantial Completion or Final Completion, though the Design-Builder shall require that its surety waives any requirement to be notified of any alteration or extension of time.

ARTICLE 11

SUSPENSION, TERMINATION OF THE AGREEMENT AND OWNER'S RIGHT TO PERFORM DESIGN-BUILDER'S RESPONSIBILITIES

11.1    SUSPENSION BY THE OWNER FOR CONVENIENCE
11.1.1    The Owner may order the Design-Builder in writing to suspend, delay or interrupt all or any part of the Work without cause for such period of time as the Owner may determine to be appropriate for its convenience.

11.1.2    Adjustments caused by suspension, delay or interruption shall be made for increases in the Contract Price or the Date of Substantial Completion or the Date of Final Completion. No adjustment

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

shall be made if the Design-Builder is or otherwise would have been responsible for the suspension, delay or interruption of the Work, or if another provision of this Agreement is applied to render an equitable adjustment.
11.2    OWNER'S RIGHT TO PERFORM DESIGN-BUILDER'S OBLIGATIONS AND TERMINATION BY THE OWNER FOR CAUSE
11.2.1    If the Design-Builder persistently fails to perform any of its obligations under this Agreement, the Owner may, after seven (7) Days' written notice, during which period the Design-Builder fails to perform such obligation, undertake to perform such obligations. The Contract Price shall be reduced by the cost to the Owner of performing such obligations.
11.2.2    Upon seven (7) Days' written notice to the Design-Builder and the Design-Builder's surety, if any, the Owner may terminate this Agreement for any of the following reasons:
11.2.2.1    if the Design-Builder persistently utilizes improper materials or inadequately qualified workers;
11.2.2.2    if the Design-Builder does not make proper payment to laborers, material suppliers or contractors provided that the Owner is making payments to the Design-Builder in accordance with the terms of this Agreement;
11.2.2.3    if the Design-Builder persistently fails to abide by the orders, regulations, rules, ordinances or laws of governmental authorities having jurisdiction; or

11.2.2.4	if the Design-Builder otherwise materially breaches this Agreement.
If the Design-Builder fails to cure or commence and continue to cure within the seven (7) Days, the Owner, without prejudice to any other right or remedy, may take possession of the Worksite and complete the Work utilizing any reasonable means. In this event, the Design-Builder shall not have a right to further payment until the Work is completed.
11.2.3    If the Design-Builder files a petition under the Bankruptcy Code, this Agreement shall terminate if the Design-Builder or the Design-Builder's trustee rejects the Agreement or, if there has been a default, the Design-Builder is unable to give adequate assurance that the Design-Builder will perform as required by this Agreement or otherwise is unable to comply with the requirements for assuming this Agreement under the applicable provisions of the Bankruptcy Code.
11.2.4    In the event the Owner exercises its rights under Subparagraph 11.2.1 or 11.2.2, upon the request of the Design-Builder the Owner shall provide a detailed accounting of the cost incurred by the Owner.
11.3    TERMINATION BY OWNER WITHOUT CAUSE If the Owner terminates this Agreement other than as set forth in Paragraph 11.2, the Owner shall pay the Design-Builder for all Work executed and for all proven loss, cost or expense in connection with the Work, plus all demobilization costs. In addition, the Design-Builder shall be paid an amount calculated as set forth below:

11.3.1    If the Owner terminates this Agreement prior to commencement of the construction, the Design-Builder shall be paid the unpaid balance of the Design-Builder's design costs as set forth in the Schedule of Values and a premium as set forth below: (Insert here the amount agreed to by the Parties)
No Premium

11.3.2	If the Owner terminates this Agreement after commencement of the construction, the

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

Design-Builder shall be paid the unpaid balance of the Design-Builder's design costs as set forth in the Schedule of Values, the Construction services provided to date and a premium as set forth below: (Insert here the amount agreed to by the Parties)
No Premium
11.3.3    The Owner shall also pay to the Design-Builder fair compensation, either by purchase or rental at the election of the Owner, for all equipment retained. The Owner shall assume and become liable for obligations, commitments and unsettled claims that the Design-Builder has previously undertaken or incurred in good faith in connection with the Work or as a result of the termination of this Agreement. As a condition of receiving the payments provided under this Article 11, the Design-Builder shall cooperate with the Owner by taking all steps necessary to accomplish the legal assignment of the Design-Builder's rights and benefits to the Owner, including the execution and delivery of required papers.

11.4	TERMINATION BY THE DESIGN-BUILDER

11.4.1    Upon seven (7) Days' written notice to the Owner, the Design-Builder may terminate this Agreement for any of the following reasons:
11.4.1.1    if the Work has been stopped for a thirty (30) Day period;
a.under court order or order of other governmental authorities having jurisdiction; or
b.as a result of the declaration of a national emergency or other governmental act emergency during which, through no act or fault of the Design-Builder, materials are not available;

11.4.1.2	if the Work is suspended by the Owner for thirty (30) Days; or
11.4.1.3    if the Owner fails to furnish reasonable evidence that sufficient funds are available and committed for the entire cost of the Project in accordance with Subparagraph 4.1.3 of this Agreement.
11.4.2    If the Owner has for thirty (30) Days failed to pay the Design-Builder pursuant to Subparagraph 9.1.3, the Design-Builder may give written notice of its intent to terminate this Agreement. If the Design-Builder does not receive payment within seven (7) Days of giving written notice to the Owner, then upon seven (7) Days' additional written notice to the Owner, the Design-Builder may terminate this Agreement.
11.4.3    Upon termination by the Design-Builder in accordance with Subparagraph 11.4.1, the Design-Builder shall be entitled to recover from the Owner payment for all Work executed and for all proven loss, cost or expense in connection with the Work, plus all demobilization costs and reasonable damages. In addition, the Design-Builder shall be paid an amount calculated as set forth either in Subparagraph 11.3.1 or 11.3.2, depending on when the termination occurs, and Subparagraph 11.3.3.

ARTICLE 12 DISPUTE RESOLUTION
12.1    WORK CONTINUANCE AND PAYMENT Unless otherwise agreed in writing, the Design-Builder shall continue the Work and maintain the approved schedules during any dispute mitigation or resolution

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

proceedings. If the Design-Builder continues to perform, the Owner shall continue to make payments in accordance with the Agreement.
12.2    DIRECT DISCUSSIONS If the Parties cannot reach resolution on a matter relating to or arising out of the Agreement, the Parties shall endeavor to reach resolution through good faith direct discussions between the Parties' representatives, who shall possess the necessary authority to resolve such matter and who will record the date of first discussions. If the Parties' representatives are not able to resolve such matter within five (5) business Days of the date of first discussion, the Parties' representatives shall immediately inform senior executives of the Parties in writing that resolution was not affected. Upon receipt of such notice, the senior executives of the Parties shall meet within five (5) business Days to endeavor to reach resolution. If the dispute remains unresolved after fifteen (15) Days from the date of first discussion, the Parties shall submit such matter to the dispute mitigation and dispute resolution procedures selected herein.
12.3    MITIGATION If the Parties select one of the dispute mitigation procedures provided in this Paragraph 13.3, disputes remaining unresolved after direct discussions shall be directed to the selected mitigation procedure. The dispute mitigation procedure shall result in a nonbinding finding on the matter, which may be introduced as evidence at a subsequent binding adjudication of the matter, as designated in Paragraph 12.5. The Parties agree that the dispute mitigation procedure shall be:
(Designate only one)
X Project Neutral
    Dispute Review Board
12.3.1    MITIGATION PROCEDURES The Project Neutral/Dispute Review Board shall be mutually selected and appointed by the Parties and shall execute a retainer agreement with the Parties establishing the scope of the Project Neutral's/Dispute Review Board's responsibilities. The costs and expenses of the Project Neutral/Dispute Review Board shall be shared equally by the Parties. The Project Neutral/Dispute Review Board shall be available to either Party, upon request, throughout the course of the Project, and shall make regular visits to the Project so as to maintain an up-to-date understanding of the Project progress and issues and to enable the Project Neutral/Dispute Review Board to address matters in dispute between the Parties promptly and knowledgeably. The Project Neutral/Dispute Review Board is to issue nonbinding finding(s) within five (5) business Days of referral of the matter to the Project Neutral, unless good cause is shown.
12.3.2    If the matter remains unresolved following the issuance of the nonbinding finding by the mitigation procedure or if the Project Neutral/Dispute Review Board fails to issue nonbinding findings within five (5) business Days of the referral, the Parties shall submit the matter to the binding dispute resolution procedure designated in Paragraph 12.5.
12.4    MEDIATION If direct discussions pursuant to Paragraph 12.2 do not result in resolution of the matter and no dispute mitigation procedure is selected under Paragraph 12.3, the Parties shall endeavor to resolve the matter by mediation through the current Construction Industry Mediation Rules of the American Arbitration Association, or the Parties may mutually agree to select another set of mediation rules. The administration of the mediation shall be as mutually agreed by the Parties. The mediation shall be convened within thirty (30) business Days of the matter first being discussed and shall conclude within forty-five (45) business Days of the matter first being discussed. Either Party may terminate the mediation at any time after the first session, but the decision to terminate shall be delivered in person by the terminating Party to the non-terminating Party and to the mediator. The costs of the mediation shall be shared equally by the Parties.

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

12.5    BINDING DISPUTE RESOLUTION If the matter remains unresolved after submission of the matter to a mitigation procedure or to mediation, the Parties shall submit the matter to the binding dispute resolution procedure selected herein.
(Designate only one)
X Arbitration using the current Construction Industry Arbitration Rules of the American Arbitration Association or the Parties may mutually agree to select another set of arbitration rules. The administration of the arbitration shall be as mutually agreed by the Parties.
    Litigation in either the state or federal court having jurisdiction of the matter in the location of the Project.
12.5.1    The costs of any binding dispute resolution processes shall be borne by the non-prevailing Party, as determined by the adjudicator of the dispute.
12.5.2    VENUE The venue of any binding dispute resolution procedure shall be the location of the Project unless the Parties agree on a mutually convenient location.
12.6    MULTIPARTY PROCEEDING The Parties agree that all Parties necessary to resolve a matter shall be Parties to the same dispute resolution procedure. Appropriate provisions shall be included in all other contracts relating to the Work to provide for the joinder or consolidation of such dispute resolution proceedings.
12.7    LIEN RIGHTS Nothing in this Article shall limit any rights or remedies not expressly waived by the Design-Builder that the Design-Builder may have under lien laws.

ARTICLE 13 MISCELLANEOUS PROVISIONS
13.1    ASSIGNMENT Neither the Owner nor the Design-Builder shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds. The terms and conditions of this Agreement shall be binding upon both Parties, their partners, successors, assigns and legal representatives. Neither Party to this Agreement shall assign the Agreement as a whole without written consent of the other except that the Owner may assign the Agreement to a wholly owned subsidiary of the Owner when the Owner has fully indemnified the Design-Builder or to an institutional lender providing construction financing for the Project as long as the assignment is no less favorable to the Design-Builder than this Agreement. In the event of such assignment, the Design-Builder shall execute all consents reasonably required. In such event, the wholly-owned subsidiary or lender shall assume the Owner's rights and obligations under the Contract Documents. If either Party attempts to make such an assignment, that Party shall nevertheless remain legally responsible for all obligations under the Agreement, unless otherwise agreed by the other Party.
13.2    GOVERNING LAW This Agreement shall be governed by the law in effect at the location of the Project.
13.3    SEVERABILITY The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provision.
13.4    NO WAIVER OF PERFORMANCE The failure of either Party to insist, in any one or more instances, on the performance of any of the terms, covenants or conditions of this Agreement, or to

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

exercise any of its rights, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right with respect to further performance.
13.5 TITLES A ND GROUPINGS The title given to the articles of this Agreement are for ease of reference only and shall not be relied upon or cited for any other purpose. The grouping of the articles in this Agreement and of the Owner's specifications under the various headings is solely for the purpose of convenient organization and in no event shall the grouping of provisions, the use of paragraphs or the use of headings be construed to limit or alter the meaning of any provisions.
13.6 JOINT DRAFTING The Parties to this Agreement expressly agree that this Agreement was jointly drafted, and that both had opportunity to negotiate its terms and to obtain the assistance of counsel in reviewing its terms prior to execution. Therefore, this Agreement shall be construed neither against nor in favor of either Party, but shall be construed in a neutral manner.
13.7    RIGHTS A ND REMEDIES The Parties' rights, liabilities, responsibilities and remedies with respect to this Agreement, whether in contract, tort,negligence or otherwise,shall be exclusively those expressly set forth in this Agreement.
13.8    OTHER PROVISIONS

ARTICLE 14
EXISTING CONTRACT DOCUMENTS

The Contract Documents in existence at the time of execution of this Agreement are as follows:
Exhibit No. 1
The following Exhibits are a part of this Agreement:
EXHIBIT NO. 1 Proposal Letter, Scope of Work, Cost Breakdown, and Construction Schedule dated May 23, 2013, prepared by Story Construction Co. to Newlink Genetics Corporation. (30 pages.)
This Agreement is entered into as of the date entered in Article 1.

OWNER: NEWLINK GENETICS CORPORATION
BY: /s/ Nick Vahanian
PRINT NAME: Nick Vahanian
PRINT TITLE: President

OWNER: NEWLINK GENETICS CORPORATION
BY: /s/ Charles Link
PRINT NAME: Charles Link
PRINT TITLE: Chief Executive Officer

OWNER: NEWLINK GENETICS CORPORATION

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

BY: /s/ Gordon Link
PRINT NAME: Gordon Link
PRINT TITLE: Chief Financial Officer

DESIGN-BUILDER: STORY CONSTRUCTION CO.
BY: /s/ Patrick L. Geary
PRINT NAME: Patrick L. Geary
PRINT TITLE: Chief Operating Officer

END OF DOCUMENT

IMPORTANT: A vertical line in the margin indicates a change has been made to the original text. Prior to signing, recipients may wish to request from the party producing the document a “redlined” version indicating changes to the original text. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.
ConsensusDOCS 415 • STANDARD DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment Is a Lump Sum Based on an Owner's Program Including Schematic Design Documents). Copyright © 2007, Revised 2009 and 2011, ConsensusDOCS LLC. AN INDIVIDUAL PURCHASE OF THIS DOCUMENT PERMITS THE USER TO PRINT ONE CONTRACT FOR ONE PROJECT ONLY. YOU MAY ONLY MAKE COPIES OF A COMPLETED DOCUMENT FOR DISTRIBUTION TO PARTIES IN DIRECT CONNECTION WITH THE SPECIFIC CONSTRUCTION PROJECT. ANY OTHER USES, INCLUDING COPYING THE DOCUMENT, ARE STRICTLY PROHIBITED.

Exhibit No. 1

May 23, 2013

Dr.Nick.Vahanian
Newlink Genetics Corporation 2901 South Loop Drive, Suite 3900 A mes, Iowa 50010

Re:	Phase 7 - Remodel of Existing Phase 1 and Phase 2 Building 5, Iowa State University Research Park Ames, Iowa

Dear Dr. Vahanian,
In response to your request , we are pleased to submit our revised proposal for the general,mechanical and electrical work to remodel areas previously built-out during Phase 1 and 2 within Building 5 on the Iowa State University Research Park Campus in Ames , Iowa.
Our proposal is in the amount of $811,970.00. We propose performing this work using AGC Consensus Document 4 15 -Agreement and General Conditions Between Owner and Design-Builder (Lump Sum Based on the Owner's Program Including Schematic Design Documents). The proposal only includes the work specifically shown on the referenced documents and listed in the enclosed Scope of Work. We have enclosed a breakdown of the proposal amount for Informational purposes . We are offering the following alternate for your consideration:

Alternate 1- Roof mounted make-up air unit................................................................ $ 196,045.00
Alternate 2- Condensed 28 Day Construction Schedule ........................................... ..$ 114,090.00
Alternate 3- Condensed 35 Day Construction Schedule .................................................$69,660.00
Alternate 3 - Provide a 24" deep Pass-through in lieu of a 14" deep Pass-through ..........$3,990.00
Our base bid proposal is based upon receiving an executed contract and notice to proceed by May 29th, starting the work on September 3rd and obtaining substantial completion by November 1st. Our proposal is valid for two (2) days.

Thank you for the continued opportunity to work with NewLink Genetics Corporation.
Sincerely,
STORY CONSTRUCTION CO.
Jamie A. Rochleau
Project Manager

CC:	Dr. Jay Ramsey, NewLink Genetics Corporation
Carl Langren, NewLink Genetics Corporation
Dallis Sonksen, ISU Research Park Corporation

NewLink Genetics - Phase 7
Ames, Iowa
Based upon Drawings E1.0 dated March 25 and A1.0, A1.1 , A1.2, A1.3 and A6.0, all dated April 11, 2013; all prepared by Story Design Ltd.; Project Manual Specifications dated April 2, 2013; all prepared jointly by Story Construction Co.and Story Design ltd.; and the following Scope of Work dated April 26, 2012, prepared by Story Construction Co.
Scope of Approximate Work Project Size: 11,700 square feet total
Project Scope Inclusions:
Division 1

1.	City of Ames building permit and plan review fees .

2.	Architectural, Structural, Mechanical and Electrical Design Services.

3.	Supervision and project management.

4.	Construction layout.

5.	Temporary sanitary facilities .

6.	Cellular phone use charges for construction.

7.	Return air filters for existing air handling units for temporary conditioning of the space during construct ion.

8.	Disposal fees .

9.	Dustproof partitions separating tenant occupied areas from construction areas .

10.	Protection of existing finishes.

11.	Temporary enclosures for exterior openings during construction.

12.	Equipment and tools.

13.	Progress and final cleaning.

14.	As-built drawings and operation and maintenance manuals.

15.	Owner and tenant training .

16.	One year warranty from date of Substantial Completion.

Division 2
Selective Demolition

1.	Demolition of existing doors, frames and hardware as indicated.

2.	Demolition of existing gypsum board wall and ceiling assemblies as indicated.

3.	Demolition of existing suspended acoustical ceiling systems as indicated.

4.	Demolition of existing flooring finishes and wall base as indicated.

5.	Demolition and reinstallation of one (1) existing pass-though located in Room 5446.

6.	Demolition of existing slab on grade concrete as necessary for rough-in of underground plumbing.

7.	Demolition of existing fully adhered membrane roofing, recovery board, insulation, and metal deck for new screenwall structural supports and roof top unit's.
Division 3
Cast In Place Concrete

1. Reinforce, place, and finish 4" concrete slab on grade to infill demolished openings in existing 4" slab for underground rough-in.

Division 4
Not applicable. Division 5 Structural Steel

1.	New screen-wall structure consisting of tube steel columns with top and bottom angle for screen wall support .

2.	Miscellaneous framing angles beneath existing roof deck for screen-wall structural support and roof top unit opening deck support.

3.	Miscellaneous steel to modify existing steel joists as necessary to support new roof top units.

4.	. Roof opening framing for duct penetrations through existing steel deck .

Division 6

Rough Carpentry

1.	Wood blocking in walls to support door hardware.

2.	Wood blocking in walls to support new plumbing fixtures in Rooms 5340 and 5345.

3.	Wood blocking in walls to support pass-through cabinets in Rooms 5315, 5320, 5408 and 5446.

Division 7

Insulation
1. Full height batt insulation in all interior wall partitions.

Metal Wall Panels
1. Wall panels and trim for new mechanical screen wall as shown on Drawing A 1.3. Metal wall panels to screen 6'-0' of vertical surface.

EPDM Roofing

1.	Flash five (5) 4"x4'' tube steel column penetrations for screenwall around new RTU-19.

2.	Flash four (4) 1" to 6" pipe penetrations for plumbing and electrical.

3.	Flash one (1) rooftop unit curb (8'-4" wide x 17'-0" long) for new RTU-19

4.	Flash one (1) roof top unit curb (Approximately 4'-8" wide x 6'-0" long) for relocated RTU-12.

5.	Provide and install weather-tight cap for existing curb to remain at original RTU-12 exhaust fan curb locations.

6.	Flash one (1) new exhaust fan curb.

Joint Sealants

1.	Perimeter of all door frames.

2.	Perimeter of all pass-through openings.

3.	Top of caved base.

Division 8

Doors and Hardware

1.	Hollow metal doors and frames for new openings as scheduled in the Contract Documents. Hollow metal doors are 18 gage and hollow metal frames are 16 gage.

2.	Flush wood doors for new openings as scheduled in the Contract Documents. Wood doors will be equal to Graham , Plain Sliced Red Oak , Factory Finish, Color 800.

3.	Door hardware as scheduled in the Contract Documents.

Division 9

Gypsum Board Systems

1.	Tie-in hollow metal door and borrow-light frames.

2.	Provide light gage metal framing (LGM) for new walls, chases and bulkheads,where shown .

3.	Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

4.	Provide and install LGM framing at ends of walls left to remain after demolition as necessary to receive gypsum board.

5.	Framing Room Clarification Notes:

a.	Hallway 5060: Provide and install new wall framing for the North and South walls. New wall framing to tie into existing wall framing.

b.	Corridor 5200: Provide and install new wall framing for the North wall at the
West end of the Corridor . New wall framing to tie into existing wall framing.

c.	Room 5201: Provide and install new bulkhead framing above aluminum entrance at Opening 5201.

d.	Room 5207: Provide and install new wall framing for West wall.

e.	Room 5305: Provide and install new wall framing on East and West walls.
Provide and install new wall framing and tie into existing wall framing on North wall. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

f.	Room 5315: Provide and install framing for new pass-through opening on plan
North wall. Framing shall support pass-through shelf and shall extend from shelf vertically to gypsum board ceiling.

g.
Room 5320: Provide and install framing for new pass-through opening on plan North and East wall. Framing shall support pass-through shelf and shall extend from shelf vertically to gypsum board ceiling.

h.	Room 5340: Provide and install wall framing for all new walls as shown on drawings . Tie into existing framing where new wall meet existing walls.

i.	Room 5345: Provide and install wall framing for all new walls as shown on drawings . Tie into existing framing where new wall meet existing walls.

j.	Corridor 5401: Provide and install wall framing at South end of Corridor as shown on drawings. Tie into existing framing where new walls meet existing walls. Corridor has extended to the South. Provide and install wall framing at South end of Corridor as shown on drawings. Tie into existing framing where new walls meet existing walls.

k.
Corridor 5405: Provide and install wall framing at East end of Corridor. Provide end of wall framing after demo for Openings 5433, 5445 and 5447. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

I.	Room 5408: Provide and install framing for new pass-through opening on plan

East wall. Framing shall support pass-through shelf and shall extend from shelf vertically to gypsum board ceiling.

m.	Room 5410: Provide bottom track wall framing for bulkhead between Room
5410 and Room 5416.

n.	Room 5430: Provide and install wall framing for new South wall. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

o.	Room 5431: Provide and install wall framing for new North wall and door infill for East wall. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

p.
Room 5433: Provide and install wall framing for new door infill on West and South walls . Provide and install wall framing for East wall. Provide and install suspended framing (650 Grid) for new gypsum board ceilings. The North elevation chase is required to extend East to 1' West of Opening 5433. Provide new wall framing, insulation , 5/8" type 'X' gypsum and level 5 finish and vinyl cove at all interior corners and vinyl bullnose at all exterior corners .

q.	Room 5434: Provide and install wall framing for North wall door infill, East wall and walls for Room 5435. Provide and install suspended framing (650 Grid) for new gypsum board ceilings .

r.
Room 5435: Provide and install wall framing for all walls and extend East and West wall North to Corridor 5400 as shown on drawings. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

s.	Room 5440: Provide and install wall framing for West wall. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

t.	Room 5445: Provide and install wall framing for South, East and West walls as shown on the drawing. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

u.
Room 5446: Provide and install wall framing for all new walls as shown on drawings. Tie into existing framing where new walls meet existing walls. Provide and install framing for new pass-through opening on West wall. Framing shall support pass-through shelf and shall extend from shelf vertically above acoustic ceiling.

v.	Room 5447: Provide and install wall framing for new West wall. Provide and install suspended framing (650 Grid) for new gypsum board ceilings.

w.
Room 5450: Provide and install wall framing for new West and South walls, including door infill. Tie into existing walls where new walls meet existing walls. A chase is required adjacent to Room 5447. Provide new wall framing, insulation, 5/8" type 'X' gypsum and level 5 finish. The new wall is located 1' South of Room 5447's South elevation wall and will create a chase between Room 5450 and 5447.

x	Room 5452: Provide and install wall framing for new walls and infill as shown on drawings. Tie into existing walls where new walls meet existing walls.

y.	Room 5455: Provide and install wall framing for new North and West walls. Tie into existing framing where new walls meet existing walls.

z.
Room 5457: Provide and install wall framing for new walls as shown on drawings . Tie into existing walls where new walls meet existing walls. Provide and install suspended framing (650 Grid) for new gypsum board ceilings. A chase is required adjacent to Room 5445. Provide new wall framing, insulation, 5/8" type 'X' gypsum, level 5 finish and vinyl cove at all interior corners and vinyl bullnose at all exterior corners. The new wall is located 1' South of Room 5445's South elevation wall and will run from Room 5457's West elevation wall and return at Opening 5457.
6    Provide and install 5/8" type 'X' gypsum board over new wall framing where indicated at pass-through wall framing.

7.	Provide and install 5/8" type 'X' gypsum board over ends of existing walls .

8.	Provide and install 5/8" type 'X' gypsum board over suspended ceiling framing where indicated.

9.	Provide and install 'gasketed' expansion joints as following to control cracking.

a.	Vertically at hinge and strike jambs , int./ext. sides of door openings.

b.	Vertically every 20'-0" minimum wall distance.

c.	Horizontally in ceilings from lights fixture to light fixture, two per room minimum from North wall to South wall.

10.	Provide and install vinyl cove at all interior corners and vinyl bullnose at all exterior corners of iso level rooms.

11.	Tape and finish all new gypsum board surfaces to Level 5 standard. Tape and blend new wall surfaces into adjacent wall surfaces appropriately where tied in.

12.	Gypsum Room Clarification Notes:

a.	Hallway 5000: Install 5/8" type 'X' gypsum board over new wall framing on North wall. Install vinyl cove at all interior corners and tie into existing walls as necessary .

b.	Hallway 5060: Install 5/8" type 'X' gypsum board over new wall framing on North wall and south wall. Install vinyl cove at all interior corners and tie into existing walls as necessary.

c.
Corridor 5200: Install 5/8" type 'X' gypsum board over new wall framing on North wall at East West end of Corridor. Install vinyl cove at all interior corners and tie into existing walls as necessary .

d.	Room 5201: Install 5/8" type 'X' gypsum board over new bulkhead framing at Opening 5201. Install vinyl cove at all interior corners and tie into existing walls as necessary .

e.	Room 5205: Install new 5/8" type 'X' gypsum board on North wall where chase was demoed. Install new 5/8" type 'X' gypsum board over new wall framing on
East wall.

f.	Room 5207: Install new 5/8" type 'X' gypsum board over new wall framing on
West wall.

g.	Room 5305: Install 5/8" type 'X' gypsum board over new wall framing on North, East and West walls . Install vinyl cove at all interior corners and tie into existing walls as necessary.

h.
Room 5315: Install 5/8" type 'X' gypsum board over new wall framing where indicated as pass-through wall framing on North wall. Install vinyl cove at all interior corners and vinyl bullnose at all exterior corners.

i.
Room 5320: Install 5/8" type 'X' gypsum board over new wall framing where indicated as pass-through wall framing on North and East walls. Install vinyl cove at all interior corners and vinyl bullnose at all exterior corners.

j.	Room 5325: Complete finish on gypsum around pass-through on West wall.

k.	Room 5340: Install 5/8" type 'X' gypsum board over new wall framing and complete finish of new walls into existing walls.

I.	Room 5345: Install 5/8" type 'X' gypsum board over new wall framing. Complete finish of new walls into existing walls.

m.	Corridor 5400: Install 5/8" type 'X' gypsum board over new wall framing for infill opening at Room 5434 and framing at Room 5435.

n.
Corridor 5405: Install 5/8" type 'X' gypsum board over new wall framing at East end of Corridor. Complete the finish on gypsum around pass through on East wall. Install 5/8" type 'X' gypsum board over new ceiling framing for entire corridor. Install vinyl cove at all interior corners .

o.
Room 5408: Install 5/8" type 'X' gypsum board over new wall framing where indicated as pass-through wall framing on East wall. Install vinyl cove at all interior corners and vinyl bull nose at all exterior corners. Complete the finish of gypsum around pass-through on South wall.

p.
Room 5410: Install gypsum board at bulkhead located in new Room 5410 complete with vinyl bullnose at outside corners . Tape and finish to level 5 standards. Complete the finish of gypsum around pass-through on South and West walls. Patch with 5/8" type 'X' gypsum and finish North and South walls where partition wall was removed.

q.	Room 5430: Install 5/8" type 'X' gypsum board over new wall framing on South wall. Install vinyl cove at all interior corners and tie into existing walls .

r.	Room 5431: Install 5/8" type 'X' gypsum board over new wall framing on North and East walls . Install vinyl cove at all interior corners and tie into existing walls .

s.	Room 5433: Install 5/8" type 'X' gypsum board over new infill wall framing on West and South walls. Install 5/8" type 'X' gypsum board over new wall framing on East wall.
t.    Room 5434: Install 5/8" type 'X' gypsum board over new wall framing on North and East walls. Install vinyl cove at all interior corners and tie into existing walls .

u.	Room 5435: Install 5/8" type 'X' gypsum board over new wall framing on all walls including East and West wall extending to existing framing along Corridor 5400.

v.	Room 5440: Install 5/8" type 'X' gypsum board over new wall framing on West wall. Install vinyl cove at all interior corners and tie into existing walls .

w.	Corridor 5401: Install 5/8'' type 'X' gypsum board over new wall framing at South end of corridor.

x.	. Room 5445: Install 5/8" type 'X' gypsum board over new wall framing on South, West and East walls. Install vinyl cove at all interior corners and tie into existing walls .

y.	. Room 5446: Install 5/8" type 'X' gypsum board over new wall framing and chase framing . Install vinyl cove at all interior corners, vinyl bullnose at exterior corners and tie into existing walls .

z.	Room 5447: Install 5/8" type 'X' gypsum board over new West wall framing .
Install vinyl cove at all interior corners.

aa. Room 5450: Install 5/8" type 'X' gypsum board over new wall framing as shown on drawings. Install vinyl cove at all interior corners .
bb.Room 5452: Install 5/8" type 'X' gypsum board over new wall framing as shown on drawings . Install vinyl cove at all interior corners.
cc. Room 5455: Install 5/8" type 'X' gypsum board over new wall framing on North and West walls. Install vinyl cove at all interior corners .
dd. Room 5457: Install 5/8" type 'X' gypsum board over new wall framing as shown on drawings . Install vinyl cove at all interior corners and tie into existing walls.

Acoustical Ceilings

1.	Install new wall mold,grid, hangers, track, splicing,trim and ceiling tile panels at the following locations:

a.	Hallway 5060.

b.	Corridor 5200.

c.	Room 5340.

d.	Room 5446.

e.	Room 5345.

f.	Room 5450.

g.	Room 5452.

h.	Room 5455.

2.	Provide rework and/or installation of new wall mold, grid, hangers, track , splicing, trim and ceiling tile panels at the following locations:

a.	New wall above opening 5201.

b.	New wall between Room 5205 and 5207.

c.	New wall at Hallway 5000 at opening 5060.

d.
New wall at Dirty Corridor 5401 provide and install new wall mold, grid, hangers, track, splicing, trim and ceiling tile panels in Corridor 5401 from Opening 5060A to approximately grid line F. At approximately grid line F,tie new acoustic ceiling into existing acoustic ceiling .

e.	New wall at Dirty Corridor 5400 outside new Room 5435 and at door infill to
Room 5434.
f.    New wall at West end of Corridor 5200,next to opening 5305A.

Floor Coverings

1.	Floor Prep.

a.	Leveling and patching compounds for preparation of flooring materials. Floor transition preparation and accessories at transitions to differing flooring materials.

2.	Resilient Base and Accessories

a.	Clarification notes:

i.	Provide and install base at new walls complete with adhesives (transition to existing where applicable) at the following locations:

1.	Hallway 5060.

2.	Corridor 5200.

3.	Room 5205.

4.	Room 5207.

5.	Room 5340.

6.	Room 5345.

7.	Corridor 5401.

8.	Room 5444.

9.	Room 5450.

10.	Room 5452.

11.	Room 5455.

ii.	Provide and install new base at the following existing wall locations:

1.	Hallway Existing 5000. Five feet on either side of the new North wall partition.

2.	Hallway 5060. New base at all existing walls .

3.	Corridor 5200. New base at all existing walls.

4.	Vestibule 5201. New base at existing walls where new opening 5201 is installed.

5.	QA/QC/MANU 5205. New base at existing walls where new
opening 5201 is installed and new East partition wall at Room 5207 is installed.

6.	Room 5207. New base at existing walls.

7.	Corridor 5401. Transition new base to existing base.

8.	Room 5444. New base at existing walls.

9.	Room 5450. New base at existing walls.

10.	Room 5452. New base at existing walls.

11.	Room 5455. New base at existing walls.

b.	All base including adhesives.

3.	Carpet Tile

a.	All carpet tile replacement including adhesives, seam sealers, transition strips at the following locations:

i.	Room 5201.
ii. Room 5205.

4.	Sheet Vinyl

a.	All vinyl including adhesives , heat welding and transition strips at the following locations:

i.	Corridor 5200.

ii.	Room 5207.

iii.	Room 5305.

iv.	Corridor 5400.

v.	Corridor 5401. Provide and install sheet vinyl at the South end of Corridor 5401. New sheet vinyl from Opening 5060A to approximately Grid Line F.
Transition new sheet vinyl to existing. Provide transition strip at Opening
5060A to polished concrete.

vi.	Corridor 5405.

vii.	Room 5430.

viii.	Room 5431.

ix.	Room 5433.

x.	Room 5434.

xi.	Room 5435.

xii.	Room 5440.

xiii.	Room 5444.

xiv.	Room 5445.

xv.	Room 5447.

xvi.	Room 5450.

xvii.	Room 5455.

xviii.	Room 5457.

5.	Ceramic Tile

a.	All floor and base tile.

b.	Transitions at tile flooring to other flooring materials.

c.	Must use wetting agent for all cuts or use a wet saw.

d.	Skim coat around floor drains.

e.	Final clean of all hard surfaces installed.

f.	The following Rooms are to receive ceramic tile flooring and base:
i. 5340.
ii. 5345.

6.	Clarifications:

a.	At Hallway 5000 repair/replace vinyl base around opening 5060. Allow for a 4'
section.

b.	In Room 5410 install new sheet vinyl where partition wall is being removed.
Allow for 2' x 23' section with base. Sheet vinyl should be heat welded to existing.

c.	In Corridor 5400 install new sheet vinyl and base and heat weld to existing at locations removed during demo at Door 5435A.

d.	In Room 5446 repair/replace sheet vinyl and base where new partition wall is being installed. Allow for 2' x 17' section.

e.	At Corridor 5405 install new sheet vinyl and base and heat weld to existing where new partition wall is being installed. Refer to floor plan for quantity .

f.	At Room 5205 allow for 2' x 6' vinyl patch and base along new east partition wall and new Door 5201.

g.	At Corridor 5300 repair/replace sheet vinyl and base where new partition wall and Door 5305 is located. Allow for 2' x 7' section .

Painting
1    Exterior painting of screen-wall structural supports.

2.	Provide and install joint sealant at perimeter joint between hollow metal frames and new gypsum board walls and ceilings.

3.	Paint all new hollow metal doors, frames and side lites.

4.	Paint existing double doors and frames on east elevation of Hallway 5060 and Corridor 5401.

5.	Paint all new gypsum board walls, ceilings and bulkheads as noted.

a.	Hallway 5000: New partition wall located at North end of corridor.

b.	Hallway 5060: New North and South partition walls .

c.	Corridor 5200: New partition walls located at West end of corridor.

d.	Room 5201: New bulkhead above opening 5201.

e.	Room 5205: East partition wall adjacent to Room 5207 and new bulkhead above opening 5201.
f.    Room 5207: West partition wall adjacent to Room 5205.

g.	Corridor 5300: East partition wall adjacent to Room 5305.

h.	Room 5305: North, East and West partition walls. New ceiling.
i.    Room 5340: New partition walls.
j .    Room 5345: New partition walls .

k.	Corridor 5400: New partition walls and door infill.

I.	Corridor 5401: New partition walls at South end of Corridor .

m.	Corridor 5405: Partition walls adjacent to Room 5446. New ceiling.

n.	Room 5430: New South partition wall. New ceiling.

o.	Room 5431: New North partition wall and door infill. New ceiling .

p.
Room 5433: New East partition wall and South and West door infllls. New ceiling. The North elevation chase is required to extend east to 1' West of Opening 5433. Provide gypsum board wall and ceiling painting for the revised wall layout.

q.	Room 5434: New East partition wall and wall adjacent to Room 5435. New door infill. New ceiling.

r.	Room 5435: New partition walls . New ceiling.

s.	Room 5440: New West partition wall. New ceiling.

t.	Room 5442: New partition walls.

u.	Room 5445: New partition walls. New ceiling.

v.	Room 5446: Partition walls adjacent to Corridor 5405.

w.	Room 5447: New West partition wall. New ceiling.

x.	Room 5450: New South and West partition walls, including door infill.

y.	Room 5457: New partition walls . New ceiling.

z.	Protection of all exposed cables, cable trays,floors and all items not to receive paint.

6.	Repaint existing gypsum in the following areas as noted:

a.	Hallway 5000: North and East walls.

b.	Hallway 5060: All walls .

c.	Corridor 5200: All walls .

d.	Room 5205: Wall from Northwest corner of Room 5245 to wall adjacent from
Room 5207. North wall.

e.	Corridor 5300: Wail from door frame of Room 5335 to door frame of Room 5201

f.	Room 5305: All walls .

g.	Room 5315: North wall.

h.	Room 5320: North and East walls.

i.	Room 5325: West wall.

j.	Room 5345: North and South walls .

k.	Room 5340: All walls .

I.	Corridor 5400: Wall from door frame of Room 5427 to door frame of Room 5440.

m.	Corridor 5401: West wall from opening 5450 to opening 5448 and East wall.

n.	Corridor 5405: All walls.

o.	Room 5408: South and East walls.

p.	Room 5410: North, South and West walls including bulkhead.

q.	Room 5430: A ll walls .

r.	Room 5431 : A ll walls.

s.	Room 5433: South and West walls .
t.    Room 5434: A ll walls.
u. Room 5440: North and South walls.

v.	Room 5443: Touchup around new floor sink.

w.	Room 5444: Touchup around new floor sink.
x.    Room 5445: North and South walls.
y.    Room 5446: South and West walls.
z.    Room 5450: A ll walls. aa. Room 5452: All walls .
bb. Room 5455: North, South and East walls .
cc. Room 5457: North wall.

Division 10
Not applicable . Division 11
Not applicable. Division 12
Casework

1.	Five (5) new 24"x36"x14" pass-thoughs.

2.	Reinstall one (1) existing salvaged pass-through in Room 5446.

Division 13
Not applicable. Division 14
Not applicable . Division 15 HVAC

1.	RTU-5: Modify controls, ductwork and diffusers as needed to revise the unit service from Clean Corridor to Production Lab.

2.	RTU-7&8: The wall between these rooms is being removed. Both units will remain as is. Controls will be modified as necessary.

3.	RTU-12: This unit is being relocated from above the gowning room to above Exit 5406.
This unit will serve Exit 5406. Ductwork ,diffusers, control dampers and controls will be modified as required

4. RTU-18: Add ductwork , diffusers , control dampers and controls to allow this unit to serve Gowning 5431 and Decon 5457 in addition to its current service.

5.
RTU-19: Provide and install new rooftop unit. The unit will serve the Clean Corridor, Exit 5440, Cleaning 5443, Air Lock 5430, Product Staging 5433, Air Lock 5445 and Environmental Monitoring 5447. New ductwork, diffusers and control dampers will be installed or modified as needed to accommodate the increased airflow in the existing spaces and pick up the new rooms.

6.
Existing VAV Boxes: Relocate three boxes from the house system, including modification of the hydronic piping as necessary. The duct branch line from the house RTU heading north will be relocated as needed to allow for the installation of units in the lab space.

Plumbing
1. Remove seven existing plumbing fixtures. Remove and cap piping as necessary.
2. Furnish and install two new wall-mounted lavatories and two new mop sinks. Furnish and install water and waste piping as necessary. Insulate water piping similar to existing .

Medical Gasses
1. Install one new C02 drop in the new production lab and relocate the existing C02 header to the new gas manifold room.

Division 16

Lighting

1.	We will reuse most of the existing fixtures and order the following (9) F2, (1) F4,
(7) F7, (4) Em lights.

2.	(6) Occupancy sensor in rooms and offices.

Devices

1.	All devices to be 20 amp specification grade.

2.	(8) Single pole switches, (4) 3 ways, (14) four plexs, (18) duplex's.

Switchgear
1. Add 200amp circuit breaker, and a 150amp circuit breaker to DP2.

Fire Alarm

1.	Addressable system by NOTIFIER.

2.	(6) Visual.
Telecom

1.	(5) Voice data I jacks with wiring.

General
1. All wire and cable will be copper.

Alternates

Alternate 1 - Roof Mounted Make-up Air Unit

1.	Install four new structural columns and four new beams to support new equipment load.

2.	Flashing of new columns into existing roof system.

3.
Relocate make-up air unit from Chem. Lab on the roof near room 5433. This unit would be 100% OA and have VFD, OX cooling and modulating gas heat. The unit would be ducted to the outdoor air intake of RTUs 2 through 19 and have an on/off control damper at each unit for emergency use.

4.	Power to new make-up air unit.

5.	Provide and install one (1) new smaller make up air unit at Chem. Lab.

Alternate 2 - Condensed 28 Day Construction Schedule

1.	Newlink Genetics Corporation completely vacates Phase 1 & 2 Areas scheduled to be remodeled by Friday, August 30, 2013.

2.
Story Construction Co. mobilizes and begins construction on Tuesday , September 3, 2013 and is substantially complete by Monday, September 30,·2013. Work to occur during two shifts throughout the week and single shifts throughout the weekend. Price includes premium for shift differential, overtime and double time. Refer to attached Alternate Schedule.

3.
Written Notice to proceed with work to be received by Story Construction Co. on or before Wednesday , May 22, 2013. Contracts to be executed on or before Friday, May 24, 2013, to ensure that time sensitive air handling equipment, HEPA filtered diffusers, and light fixture orders can be placed and fabrication can begin.

a.	AAON Rooftop Unit Cost $ 76,000.00

b.	Alternate 1 AAON Rooftop Unit Cost (Chem Lab) $ 37,000.00

c.	HEPA Filter Diffusers $ 31,000.00

d.	Light Fixtures $ 9,000.00

Alternate 3 - Condensed 35 Day Construction Schedule

4.	Newlink Genetics Corporation completely vacates Phase 1 & 2 Areas scheduled to be remodeled by Friday,August 30, 2013.

5.
Story Construction Co. mobilizes and begins construction on Tuesday , September 3, 2013 and is substantially complete by Friday, October 11,· 2013. Work to occur during two shifts throughout the week and single shift on Saturday . Price includes premium for shift differential , and overtime. Refer to attached Alternate Schedule.

6.	Written Notice to proceed with work to be received by Story Construction Co. on or before Friday, May 24, 2013. Contracts to be executed on or before Wednesday , May
29, 2013, to ensure that time sensitive air handling equipment, HEPA filtered diffusers, and light fixture orders can be placed and fabrication can begin.

Alternate 4- 24" deep Pass-through in lieu of 14" deep Pass-through

1.	Provide and install five (5) 24"x36"x24" Stainless Steel Pass-through's in lieu of five (5) 24"x36"x14" Stainless Steel Pass-through's .

Project Scope Exclusions:

All Divisions

Exclusions:

1.	Performance and payment bonds.

2.	Property Insurance (Builder's Risk)

3.	Land cost and financing.

4.	Construction power, gas and telephone hook-up and use charges.

5.	Removal and disposal of any and all hazardous materials currently onsite such as asbestos, lead paint, buried tanks, etc.

6.	Soil borings and soils report.

7.	Soil corrections and/or modifications to provide adequate bearing capacity .

8.	Winter construction costs (Heated concrete, enclosures, blankets, heaters, heater fuel, ground thawing,etc.)

9.	Owner provided equipment and/or existing equipment including: -80 freezers, flammable cabinets , biological safety cabinets , incubators , fridges/freezers , etc.

10.	Cold Room Construction .

11.	Dismantling and relocating of existing Cold Room. Modifying of existing Cold Room and re-assembling existing Cold Room in other areas.

12.	Handling and installation of Tenant furnished equipment.

13.	Relocation of Tenant furnished equipment.

14.	Costs associated with LEED or building commissioning.

15.	Site sign.

16.	Costs associated with imported sand for concrete mixes that is free of churl, coal, lignite, iron, etc.

17.	Termite treating of subgrade soils and termite control.

18.	Sealant at existing and new concrete expansion, isolation and construction joints unless noted otherwise .

19.	Building furnishings (Desks, chairs, tables, cubicles, tv's, filing cabinets, fitness equipment, etc.).

20.	Food service equipment, dishwasher, refrigerator, microwave, range, kitchen hoods and kitchen hood fire suppression .

21.	Vacuum pump equipment.

22.	Air compressor equipment.

23.	C02 system equipment.

24.	Dl water system or unit.

25.	RO water system or unit.

26.	Liquid nitrogen system.

27.	Rework to existing ductwork systems beyond current scope of work .

28.	Grease interceptor.

29.	Central vacuum system including piping and equipment.

30.	Interior or exterior building mounted security cameras and exterior pole mounted security cameras including conduit and wiring.

31.	Lightning protection .

32.	Generator or UPS.

33.	Security system, devices and equipment.

34.	Phone system and equipment.

35.	Sound systems including conduit and wiring .

36.	Anything not specifically listed in inclusions.